UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

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Proxy Statement & Notice of Annual Meeting of Shareholders

10:00 a.m. June 6, 2017

Sheraton LaGuardia East Hotel, Flushing, New York

April 27, 2017

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank and New York Commercial Bank. The Annual Meeting will be held on Tuesday, June 6, 2017 at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions you may have.

On April 27, 2017, under rules established by the Securities and Exchange Commission, we sent the majority of those shareholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials and our 2016 Annual Report online, rather than receive them in traditional printed form. The notice also explains the simple steps our eligible shareholders can follow in order to vote their shares online. If you are among the shareholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, please note that you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com and following the prompts.

To cast your vote, please sign, date, and return the enclosed proxy card promptly, or vote online or by telephone as instructed on the proxy card. As the holders of a majority of the Common Stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the meeting, we would appreciate your timely response.

To be admitted to the Annual Meeting of Shareholders, a shareholder must present both an admission ticket and photo identification. Procedures for shareholder admission to the meeting are described in the informational section of this Proxy Statement on page 4 and also on page 56, where you also will find information about how you can expedite the delivery of future proxy solicitation materials and help reduce our preparation and distribution costs through online delivery.

On behalf of the Board of Directors, officers, and employees of New York Community Bancorp, we thank you for your continued interest and support.

Sincerely,

Dominick Ciampa	Joseph R. Ficalora
Chairman of the Board	President and Chief Executive Officer

MEETING NOTICE

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

OF NEW YORK COMMUNITY BANCORP, INC.

DATE AND TIME:	Tuesday, June 6, 2017 at 10:00 a.m., Eastern Daylight Time

PLACE:	Sheraton LaGuardia East Hotel 135-20 39th Avenue Flushing, New York

ITEMS OF BUSINESS:	1) The election of four directors to three-year terms;
2) The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;
3) Re-approval of the performance measures set forth in the New York Community Bancorp, Inc. 2012 Stock Incentive Plan, which was originally approved by shareholders in 2012;
4) Approval, on a non-binding advisory basis, of New York Community Bancorp, Inc.’s Named Executive Officer compensation;
5) Recommendation, on a non-binding advisory basis, of the frequency with which the advisory vote on the Named Executive Officer compensation shall occur; and
6) Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Tuesday, April 11, 2017.

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting as promptly as possible by telephone, through the Internet, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to exercise your right to cast it.

MEETING ADMISSION:	If you plan to attend the meeting, you must provide evidence that you are eligible to do so. Please follow the instructions set forth in response to the question “What is the admission policy for the Annual Meeting?” on page 4 of the Proxy Statement.

2016 ANNUAL REPORT:	A copy of our 2016 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, accompanies this Notice and Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement, and the proxy card are first being made available or mailed to shareholders on or about April 27, 2017.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President,
Chief Corporate Governance Officer, and Corporate Secretary

Westbury, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON JUNE 6, 2017

The Company’s Notice of Annual Meeting, Proxy Statement, and 2016 Annual Report to Shareholders are available, free of charge, at www.proxyvote.com.

PROXY SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2016 performance, please review our 2016 Annual Report on Form 10-K, which accompanies this document.

Voting Matters:		Recommendation of the Board:
Proposal 1	The election of four directors to three-year terms.	FOR ALL

Proposal 2	Ratification of the appointment of KPMG, LLP as our independent registered public accounting firm for 2017.	FOR

Proposal 3	Re-approval of the performance measures set forth in the New York Community Bancorp, Inc. 2012 Stock Incentive Plan, which was originally approved by shareholders in 2012.	FOR

Proposal 4	Approval, on a non-binding advisory basis, of New York Community Bancorp, Inc.’s Named Executive Officer compensation.	FOR

Proposal 5	Recommendation, on a non-binding advisory basis, of the frequency with which the advisory vote on the Named Executive Officer compensation shall occur	EVERY YEAR

Performance Highlights:

The following leading market practices are incorporated into our program:

• In 2016, our Company earned $495.4 million, or $1.01 per diluted common share, representing a return on average assets of 1.00% and a return on average stockholders’ equity of 8.19%.

• We also paid our shareholders cash dividends totaling $330.8 million, which translated into an annual dividend of $0.68 per share. As of the record date for the Annual Meeting, this reflected a 4.9% dividend yield on our stock.

• We continue to prepare ourselves for the attainment of SIFI status—allocating resources toward our operations, expanding certain departments, and investing in intellectual capital.

• We have built our capital not only through our earnings but also through our recent offering of depositary shares ($503 million Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock).

• Over the course of our public life, we have produced multi-family loans totaling $72.2 billion, including $5.7 billion in 2016.

• We have produced commercial real estate loans totaling $18.3 billion, including $1.2 billion in 2016 alone.

• Since 2010, when we acquired our mortgage banking business, we have produced 1-4 family loans totaling $47.3 billion, including $4.6 billion in 2016.

• From 1993 through the end of last year, we recorded a mere 99 basis points of losses, in contrast to an industry average of 2,221 basis points during the same time.

• From 1993 through 2016, our average efficiency ratio was 41.10%, in contrast to the 60.71% industry average (as reported by S&P Global Market Intelligence).

• Over the course of our public life we have expanded our balance sheet by $34.8 billion through nine mergers and acquisitions, including seven in-market competitors and two out-of-market banks.

• Reflecting our profitability—and our capital position—we have distributed $5.2 billion of quarterly cash dividends over the past 91 quarters, and repurchased more than $937.2 million of our shares.

Page i

PROXY SUMMARY

Executive Compensation Highlights:

We believe our compensation philosophy and programs for executives are balanced and risk appropriate based on applicable regulatory guidance, demonstrate long-term alignment with long-term sustained performance and shareholder interests, and provide a competitive and effective program to attract, motivate and retain the best talent. This is supported by the following leading market practices incorporated into our program:

• Adopting formal stock ownership guidelines for our officers and directors, and requiring that our executives own and hold a significant amount of the net shares earned until retirement.

• Applying separate performance metrics to short-term (cash-based) executive incentive compensation award opportunities versus long-term (equity-based) award opportunities to align our incentive program with our business strategies and the applicable performance period.

• Continuing to provide a significant retention incentive for our senior executives by incorporating an extended vesting period for restricted stock awards under our long-term incentive program.

• Eliminating tax reimbursements for income realized by executives upon the vesting of restricted stock awards granted under incentive plans implemented for 2015 and subsequent years.

• Continuing to prohibit the adoption of new employment or change-in-control agreements that include indemnification for “golden parachute” excise tax liabilities.

• Adopting a formal “clawback” policy that allows us to recapture incentive awards made on the basis of financial results in the event that such results are found to have been materially misstated.

• Prohibiting the hedging or pledging of Company stock by our officers and directors.

Governance Highlights:

We are committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders and other constituents. Highlights of our governance standards and policies include:

• Our Board of Directors represents a well-rounded variety of skills, knowledge, experience and unique perspectives on our business.

• 83% of our Board members satisfy NYSE independence standards, and each of the Compensation, Audit, and Nominating and Corporate Governance Committees are comprised wholly of independent directors).

• In 2016 we attempted to secure our shareholders’ approval to declassify our Board (although we are honoring the views expressed by our shareholders to retain the classified Board, we intend to revisit the proposal in the future).

• Our Board Chairman is an independent director.

• We have amended our By-laws to implement “proxy access,” allowing eligible shareholders to include their own nominees for director in the Company’s proxy materials, and in 2016 further amended the proxy access By-law provisions in response to shareholder views regarding specific access provisions terms.

• We have an independent and engaged Presiding Director who has significant governance responsibilities.

• Assesses its own Board performance through Board and Board Committee annual performance self-evaluations.

• Our Risk Assessment Committee meets the requirements for U.S. Bank Holding Companies under the Dodd-Frank Act’s Enhanced Prudential Standards for Bank Holding Companies.

Page ii

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Why am I being provided this proxy statement?

This proxy statement summarizes information you need to know in order to vote at the Annual Meeting of Shareholders to be held on Tuesday, June 6, 2017, and at any adjournments thereof, at the Sheraton LaGuardia East Hotel located at 135-20 39th Avenue, in Flushing, New York at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The proxy statement is being sent to you because the Board of Directors (the “Board of Directors” or “Board”) of New York Community Bancorp, Inc. (the “Company”) is soliciting your proxy to vote your shares of common stock of the Company (the “Common Stock”) at the Annual Meeting. On or about April 27, 2017, the proxy statement and proxy materials, or a notice advising how to access these documents online, will be sent to shareholders of record as of April 11, 2017. The 2016 Annual Report to Shareholders, which includes the Annual Report on Form 10-K featuring the Company’s consolidated financial statements for the fiscal year ended December 31, 2016, accompanies this proxy statement.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. One or more of the Company’s directors will serve as the designated proxy to cast the votes submitted by the Company’s shareholders at the Annual Meeting.

What is a proxy statement?

It is a document that the Company is required to give you, or provide you with access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when asking you to designate proxies to vote your shares of the Common Stock at a meeting of shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and the rules of the New York Stock Exchange (the “NYSE”).

On what matters are the shareholders of record voting?

The shareholders of record will vote on the following proposals:

Proposal 1: Election of Directors. In Proposal 1, four director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. Directors are elected by a majority of the votes cast, meaning that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee, with broker non-votes and abstentions not counted as a vote cast either “FOR” or “AGAINST” that nominee. Shares not voted will have no impact on the election of directors. A properly executed proxy marked “FOR ALL” of the four nominees for director will be voted for each of the nominees, unless you mark the proxy card “WITHHOLD ALL” or “FOR ALL EXCEPT.” Marking the proxy card “WITHHOLD ALL” will withhold your vote as to all nominees for director. Marking the proxy card “FOR ALL EXCEPT” will direct that your shares be voted for all nominees except that your shares will be withheld as to any nominees you may specify.

Proposal 2: Ratification of Auditors. A majority of votes cast at the Annual Meeting are required to approve Proposal 2, a proposal to ratify the reappointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proposal 3: Re-approval of the performance measures set forth in the Company’s 2012 Stock Incentive Plan. As to the re-approval of the performance measures set forth in the Company’s 2012 Stock Incentive Plan, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal. To approve Proposal 3, a majority of the votes cast at the Annual Meeting is required. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proposal 4: Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer Compensation. As to the advisory approval of the 2017 Named Executive Officer compensation, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal. To approve Proposal 4, a majority of the votes cast at the Annual Meeting is required. In connection with such proposal, shares as to which the

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

“ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented. Your vote on Proposal 4 is an advisory vote, which means that the Company and the Board of Directors are not required to take any action based on the outcome of the vote.

Proposal 5: Recommendation, on a non-binding advisory basis, of the frequency of the vote to approve the Company’s Named Executive Officer compensation. As to the advisory vote to determine the frequency with which the Company will hold a shareholder vote to approve its Named Executive Officer compensation (Proposal 5), the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to vote every (i) 1 Year, (ii) 2 Years, (iii) 3 Years, or (iv) to “ABSTAIN” from voting on the proposal. Your vote on Proposal 5 is an advisory vote, which means that the Company and the Board of Directors are not required to take any action based on the outcome of the vote.

As discussed below, under NYSE Rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on any non-routine proposal (Proposals 1, 3, 4 and 5) without your specific instructions.

Who may vote and what constitutes a quorum at the meeting?

The close of business on April 11, 2017 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

In order to conduct the Annual Meeting, shareholders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as being present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as being present and entitled to vote for purposes of determining a quorum only for routine matters. In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any management proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

How many votes do I have?

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors. The total number of shares of Common Stock outstanding and entitled to vote as of the Record Date was 489,060,712.

How do I vote?

A shareholder may vote in person at the Annual Meeting by filling out a ballot or may vote in advance of the Annual Meeting by using a proxy to authorize a proxy to vote on his or her behalf. There are three ways to use a proxy:

Mail: If you received your proxy materials by mail, you may vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You are urged to indicate your votes in the spaces provided on the proxy card.

Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

Telephone: You may call toll free at 1-800-690-6903, and follow the instructions on the proxy card or on the Notice of Internet Availability.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and allow shareholders to provide their voting instructions and confirm that the instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the proxy card for the Annual Meeting.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on June 5, 2017.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

The Company encourages shareholders to take advantage of the options to vote using the Internet or by telephone. Voting in this manner will result in cost savings for the Company.

How are the proxy materials delivered?

As has been the case since 2008, the Company is again reducing its costs by taking advantage of SEC rules that allow companies to furnish proxy materials to shareholders primarily through the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders who (i) own shares directly in the Company (“shareholders of record”) and not through a broker, bank, or intermediary directly to their mailing address unless they have directed the Company to provide the materials in a different manner or (ii) hold shares of Common Stock through the Company’s stock-based benefit plans. See “Benefit Plan Voting” below. Shareholders whose shares are held for them by brokerage firms, banks, or other intermediaries (“beneficial owners”) will have the proxy materials or the Notice forwarded to them by the intermediary that holds their shares. The Notice provides instructions on how to access and review all of the important information contained in the Company’s proxy statement and 2016 Annual Report to Shareholders, as well as how to cast your vote, over the Internet.

Shareholders who receive the Notice and who would still like to receive a printed copy of the Company’s proxy materials, including the 2016 Annual Report to Shareholders, can find instructions for requesting these materials included in the Notice. The Company plans to mail the Notice to shareholders on April 27, 2017.

What is a broker non-vote?

If you hold your shares in “street name” (i.e., through a broker, bank, or other nominee), it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker or nominee was allowed to vote those shares on your behalf on the election of directors as they felt appropriate. Changes in regulation were made to take away the ability of your broker or nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, or with respect to the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation or the shareholder proposal regarding proxy access, no votes will be cast on your behalf with respect to these matters. These uncast “votes” are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

What effect do broker non-votes and abstentions have?

A broker or other nominee may generally vote your shares without instruction on routine matters, but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as Proposals 1, 3, 4 and 5) because your broker does not have your authority to vote on that proposal and has not received specific voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal. However, when a proposal requires the affirmative vote of a percentage of the Company’s outstanding shares entitled to vote in order to be approved, a broker non-vote will have the same effect as a vote against the proposal.

If you abstain from voting on a particular matter, your vote will be counted as present for determining whether a quorum exists, but will not be treated as cast for or against that matter.

What if I sign and date my proxy but do not provide voting instructions?

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If you are a shareholder of record and do not provide voting directions, signed and dated proxy cards will be voted as follows:

•	FOR the election of the nominees for director named in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company;

•	FOR re-approval of the performance measures set forth in the New York Community Bancorp, Inc. 2012 Stock Incentive Plan;

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

•	FOR approval of the Named Executive Officer compensation; and

•	FOR the one year frequency option for the Company to hold a shareholder vote to approve its Named Executive Officer compensation.

Other than the matters listed on the attached Notice of 2017 Annual Meeting of Shareholders of New York Community Bancorp, Inc., the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting online or by telephone confers on the designated proxy holder discretionary authority to vote the shares represented by the proxy in accordance with his or her best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

May I revoke my proxy?

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting online or by telephone on a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself constitute revocation of your proxy.

Who pays the costs of soliciting proxies?

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Laurel Hill Advisory Group, LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,000 plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiaries, New York Community Bank (the “Community Bank”) and New York Commercial Bank (the “Commercial Bank”) (collectively, the “Banks”), without receipt of additional compensation.

The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.

If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank in order to do so.

What is the admission policy for the Annual Meeting?

Attendance at the Annual Meeting is limited to:

(1) Shareholders of record of Common Stock;

(2) Beneficial holders of Common Stock; and

(3) Authorized representatives of entities who are beneficial holders of Common Stock.

In addition to a valid photo ID or other satisfactory proof of identification, a shareholder must present the following materials in order to be admitted to the Annual Meeting:

(A)	Record holders must present the top portion of their proxy card, which will serve as an admission ticket.

(B)	Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker, or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

(C)	In addition to any evidence required under (B) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent, and a letter from the beneficial holder certifying as to their status as an authorized representative.

The use of cameras, recording devices and other electronic devices, and cellular phones or PDAs (including those with photographic and/or video recording capabilities) will not be permitted at the Annual Meeting. Any devices or instruments that may be potentially disruptive will not be permitted. Company representatives will be at the entrance to

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

What is the Limit on voting securities?

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

BENEFIT PLAN VOTING

Active employee-participants in the Company benefit plans who hold Common Stock will receive an e-mail that contains a link to this proxy statement, along with procedures to follow in order to vote the shares of Common Stock credited to each participant’s account under the Company benefit plans and the shares of Common Stock (if any) held independent of the Company benefit plans. Retired and inactive employee-participants will receive their proxy materials via U.S. mail. Benefit plan voting instructions will be delivered to the trustee for the Company benefit plans and the shares will be voted as directed by participants. Shares for which no voting instructions are provided or are not timely received will be voted by the trustee for the Company’s stock-based benefit plans in the same proportion as the voting instructions the trustee receives from other participants or in the case of the Company’s equity incentive plans, as directed by the Company. Benefit plan voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on May 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to those persons or entities known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on April 11, 2017. Other than those persons or entities listed below, the Company is not aware of any person or entity or group that beneficially owned more than 5% of the Common Stock as of that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	50,983,216	(1)	10.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	38,101,138	(2)	7.82%
Capital International Investors 11100 Santa Monica Boulevard, 16th Floor Los Angeles, California 90025	27,722,779	(3)	5.6%

(1)	Based solely on information filed in a Schedule 13G/A with the SEC on January 17, 2017.
(2)	Based solely on information filed in a Schedule 13G/A with the SEC on February 10, 2017.
(3)	Based solely on information filed in a Schedule 13G with the SEC on February 13, 2017.

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

In our continuing effort to increase engagement with the majority of our larger investors to better understand their specific concerns, and to provide us with a basis for further evaluation of our governance practices and executive compensation structure, we again reached out to shareholders holding a significant amount of our total outstanding shares. Three of our independent directors and a group of senior officers led the outreach, which sought additional perspective on compensation and corporate governance issues. While not all investors had the same views or concerns, we listened carefully. After considering this insight and other factors, our Compensation Committee has considered and approved many changes to our executive compensation program. Similarly, our Nominating and Corporate Governance Committee approved significant changes to our corporate governance practices and policies.

Enhancements that we made to our corporate governance policies, procedures, and practices in 2016 include an amendment to our Bylaws to adopt additional “proxy access” provisions reducing the ownership threshold to 3% for determining shareholders eligible to include their own nominees for director in the Company’s proxy materials and presenting and supporting a proposal at the 2016 Annual Meeting of Shareholders to amend the Company’s Certificate of Incorporation to declassify the Board. (The measure failed to obtain the sufficient number of votes required for adoption.)

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PHILOSOPHY

Our Board, as stewards of shareholder interests, is committed to maximizing long-term shareholder value creation and to maintaining sound corporate governance principles consistent with the requirements of the NYSE, federal banking regulation, and other applicable rules. To that end, under the leadership of the Nominating and Corporate Governance Committee, we have concentrated significant efforts and resources to reviewing our overall corporate governance practices. We have focused on the changing needs for financial institution boards in the current regulatory environment (including the corporate governance changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the “Dodd-Frank Act”). We have taken into consideration the governance policies and practices of our peers. We have also developed an active shareholder outreach program to better understand the views and concerns of our large shareholders. As a result, the Board has adopted a series of changes to improve the Company’s corporate governance structure and practices to the extent that the Board believed the changes were and are in the Company’s and its shareholders’ best interests.

For example, since 2010, we have increased the number of directors on the Board who have specific expertise in audit, regulatory oversight, and real estate investment and finance. We have a Risk Assessment Committee comprised of independent directors to assist the Board in overseeing and reviewing information regarding our enterprise risk management program, risk exposure, and risk governance policies and practices. In 2014, we also created a Cyber Security Committee comprised of independent directors which has been authorized to assist the Board in overseeing the Company’s Information Security Program.

Certain governance policies and practices in effect in 2016 are listed in the chart below.

Board and Governance Information	2016

Size of Board	12
Number of Independent Directors	10
Staggered Election of Directors	Yes
Majority Voting for Directors	Yes
Proxy Access for Shareholders	Yes
Separation of the Chairman of the Board and Chief Executive Officer Positions	Yes
Independent Presiding Director	Yes
Code of Business Conduct and Ethics	Yes
Annual Board & Committee Evaluations	Yes
Risk Assessment Committee	Yes
Executive Compensation	Yes
Claw Back Provision	Yes
Board Member and Executive Ownership of Shares	Yes
Anti-Pledging and Hedging	Yes
No Poison Pill	Yes

The Board has adopted a set of Corporate Governance Guidelines, which are available on the corporate governance pages of the Investor Relations portion of our Company’s website, www.myNYCB.com, and are available in print to any shareholder who requests a copy. These guidelines address, among other matters, the qualifications and responsibilities of directors; functions of the Board and Board committees; director compensation, training, and performance evaluations; and management performance evaluations and succession.

We will continue to actively monitor, and consider additional changes to, our corporate governance practices in the future.

DIRECTOR INDEPENDENCE

The Board has determined that the following 10 directors are “independent” within the meaning of the rules of the New York Stock Exchange: Dominick Ciampa, Maureen E. Clancy, Hanif “Wally” Dahya, Leslie D. Dunn, Michael J.

CORPORATE GOVERNANCE

Levine, James J. O’Donovan, Lawrence Rosano, Jr., Ronald A. Rosenfeld, Lawrence J. Savarese, and John M. Tsimbinos. Additionally, the Board has determined that each of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees is independent in accordance with the listing standards of the NYSE and, in the case of the members of the Audit Committee, the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of categorical independence standards. Such determinations are made not merely from the standpoint of the director, but also from that of persons or organizations with whom or which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationships (as such term is defined under the listing standards of the NYSE) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Directors Ciampa, Levine, O’Donovan, and Rosano are principals in, or have ownership interests in, organizations that maintain lending relationships with the Community Bank, and Director Levine is a guarantor of a loan between the Community Bank and a family member. These Directors have fully disclosed such relationships to the Board, and the Board has determined that the subject loans do not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to the four directors are fully performing in accordance with their terms. Accordingly, the lending relationships maintained by the Community Bank with Messrs. Ciampa, Levine, O’Donovan, and Rosano would not be inconsistent with a determination that they are independent directors of the Company.

Further, Directors Ciampa, Levine, O’Donovan, and Rosano possess significant knowledge of, and each is a principal in companies that actively participate in, the New York metropolitan area real estate market, where the Banks currently conduct significant portions of their lending businesses. The Board has determined that it is in the best interests of the Banks and the Company not to exclude such potential borrowers from conducting business with the Banks in accordance with the arms-length terms described above, and under circumstances that are no more favorable than those available to the Banks’ other borrowers.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Independent Chairman of the Board. The Chairman of the Board is an independent director. The offices of Chairman of the Board and Chief Executive Officer (“CEO”) are separated, with Dominick Ciampa serving as Chairman of the Board and Joseph R. Ficalora holding the position of President and CEO. The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and CEO. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with the necessary flexibility to adjust to changed circumstances. In light of the many challenges arising from the difficult economic and regulatory environment, the Board determined that separating the roles of Chairman and President and CEO would allow the CEO to devote the requisite significant time to, and focus on, managing our business and maintaining our financial strength.

Presiding Director. The Company’s independent Presiding Director functions as a Lead Director, but the Board prefers the term Presiding Director to emphasize that all directors share equally in their responsibilities as members of the Board. The Presiding Director presides at all Board meetings and executive sessions at which the Chairman is not present and is responsible for coordinating the annual self-evaluations of the members of the Board. Additionally, the Presiding Director is available for consultation and communication with major shareholders where appropriate, upon reasonable request, and performs such other functions as the Board directs. The Presiding Director is appointed annually by, and from among, the independent directors. Currently, the Presiding Director of the Board is Michael J. Levine.

Committee Chairs. All Committee Chairs are independent and are appointed annually by the Board. They approve agendas and materials for their respective committee meetings, and serve as the liaisons between committee members and the Board and between committee members and senior management.

Risk Management. Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. As a financial institution, we face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, legal/compliance risk, regulatory risk, strategic risk, market risk, and reputational risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In particular, the Risk Assessment Committee coordinates the risk oversight function. The Chairman of the Risk Assessment Committee is independent and has the requisite risk experience required under the Dodd Frank Act’s Enhanced Prudential Standards for large banks. Our Chief Risk Officer reports directly to both the Risk Assessment Committee and our CEO. The Chairman of the Board meets

CORPORATE GOVERNANCE

regularly with management to discuss strategies and the risks facing the Company. Senior members of management attend Board meetings and are available to address questions or concerns raised by the Board on risk management and other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, through special meetings of the independent directors. See “Board Committees-The Risk Assessment Committee” on page 15 for further information.

OTHER GOVERNANCE PRACTICES

Executive Sessions of the Board. In 2016, the Board met 13 times in executive session with only the CEO and COO present and, in keeping with the Company’s Corporate Governance Guidelines, met three times in executive session with no members of management present.

Code of Business Conduct and Ethics. The Company maintains a Code of Professional Conduct, applicable to all Company, Community Bank, and Commercial Bank employees, which sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Professional Conduct requires that the Banks’ employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s and the Banks’ best interests. The CEO, Chief Operating Officer, and Chief Financial Officer are bound by the Code of Professional Conduct. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics for the CEO, Chief Operating Officer, and Chief Financial Officer of the Company. Copies of both Codes, which also apply to the directors of the Company, are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Board Diversity and Tenure. The Nominating and Corporate Governance Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by the Company’s diversity philosophy in its review and consideration of potential director nominees. In this regard, the Board and the Committee view diversity holistically. As set forth in the Company’s Corporate Governance Guidelines, the Board and the Committee consider:

➢	Whether the individual meets the requirements for independence;
➢	The individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment;
➢	The individual’s understanding of the Company’s business and markets;
➢	The individual’s professional expertise and experience;
➢	The individual’s educational and professional background; and
➢	Other characteristics of the individual that promote diversity of views and experiences.

The Nominating and Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board and evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors who will best enhance the Company’s success and represent shareholder interests through the exercise of sound judgment and the application of its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in, and contributions, to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter, copies of which are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Long-tenured directors can offer significant benefits in the governance of the Company due to the deep knowledge of our business and functioning they acquire through years of service. They provide continuity and stability at the highest governance level, as well as historical perspectives that are indispensable in determining the Company’s strategic vision. Long-tenured directors maintain significant institutional knowledge and offer stability. In addition, due to their historical knowledge of the Company, long-tenured directors can be particularly well suited to exercise Board-level influence and to provide an effective challenge mechanism when required. Over the course of time, in addition to their stature, long-tenured directors develop important working relationships with other Board members and management, resulting in effective collaboration in carrying out the Company’s objectives and management oversight. Our Board believes that director tenure, like other governance policies and structures, should be tailored to the Company’s unique governance needs and challenges. While long-tenured directors bring a depth of valuable experience to our Board, the Company is also committed to “fresh perspectives,” having added three new independent directors to our Board in the past three years.

CORPORATE GOVERNANCE

Our Bylaws provide that, unless otherwise determined by a majority of the disinterested members of the Board, no person may be elected, appointed, or nominated as a director after December 31 of the year in which such person attains the age of 80. Based upon, among other things, the significant experience, knowledge, and value they offer the Board, the Board has unanimously determined to exempt Mrs. Clancy and Mr. Ciampa from this retirement age requirement.

Board Self-Evaluations. The Board of Directors annually assesses its effectiveness, the operations of its committees, and the contributions of director nominees. The independent Presiding Director coordinates the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

BOARD COMMITTEES

The Board conducts its business through periodic meetings and through the activities of its committees. In 2016, the Board held 12 regular monthly meetings, one special meeting, and various standing committees of the Board met another 61 times, for an aggregate of 74 meetings. All incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2016. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause.

The Board has eight standing committees as follows: (i) Audit Committee, (ii) Capital Assessment Committee, (iii) Compensation Committee, (iv) Cyber Security Committee, (v) Insurance Committee, (vi) Investment Committee, (vii) Nominating and Corporate governance Committee, and (viii) Risk Assessment Committee. Each committee has a written charter adopted by the committee and ratified by the Board. As required by NYSE Rules, charters for the Audit, Compensation, and Nominating and Corporate Governance Committees can be found on the Investor Relations portion of the Company’s website at www.myNYCB.com, and are available in hardcopy to any shareholder who requests them. Each member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee has been determined by the Board to be independent for purposes of the NYSE corporate governance listing standards and within the meaning of regulations of the SEC.

CORPORATE GOVERNANCE

The following table presents the membership of our Board members on the various Board committees1:

Director	Audit	Compensation	Nominating & Corporate Governance	Risk Assessment	Capital Assessment	Investment	Cyber Security	Insurance	Mortgage & Real Estate	Credit Committee
Dominick Ciampa†
Maureen Clancy
Hanif “Wally” M. Dahya#
Leslie D. Dunn*
Michael J. Levine* / **
James J. O’Donovan
Lawrence Rosano, Jr.
Ronald A. Rosenfeld
Lawrence J. Savarese*#
John M. Tsimbinos
Joseph R. Ficalora
Robert Wann
Meetings Held in 2016	13	4	3	12	12	4	12	1	50	50

(1)	In addition, the Community Bank Board maintains a Mortgage and Real Estate Committee and the Commercial Bank Board maintains a Credit Committee. All Company Board Committees are replicated at the bank level.
Chairman of the Committee Member of the Committee
†	Chairman of the Board of Directors
*	Designated as Audit Committee Financial Expert
**	Designated independent Presiding Director
#	Designated as Risk Committee Expert

CORPORATE GOVERNANCE

A description of the nature and purpose of each of the Board committees follows.

1. Audit Committee

Members:

Lawrence J. Savarese (Chair)

Dominick Ciampa

Hanif M. Dahya

Leslie D. Dunn

Michael J. Levine

Ronald A. Rosenfeld

The Board of Directors has determined that Messrs. Savarese and Levine and Ms. Dunn are “audit committee financial experts” under the rules of the SEC.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance, and ethics established by management and the Board; and (6) the Company’s internal and external auditing processes.

This Committee meets with the Company’s and the Community and Commercial Banks’ internal auditors to review the performance of the internal audit function.

A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, a copy of which is available free of charge on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Meetings held in 2016: 13

The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

2. Capital Assessment Committee
Members: Lawrence J. Savarese (Chair) Dominick Ciampa Hanif M. Dahya James J. O’Donovan Michael J. Levine Meetings held in 2016: 12

In response to the extensive capital and stress testing rules and regulations of the Dodd-Frank Act, the Board established the Capital Assessment Committee in September 2013. The Committee members are comprised of the chairs of other Board committees, which facilitates close coordination of the oversight functions of those Board committees.

The purpose of the Committee is to assist the Board in its oversight of management’s exercise of its responsibility to (1) perform capital stress testing as required under applicable regulations, policies, and external or internal guidelines; (2) perform liquidity stress testing under applicable regulations, policies, and external or internal guidelines; (3) consider tests, controls, reports, and other actions that would be necessary for the Company to perform capital stress testing as required under regulations, policies, and external or internal guidelines that apply to larger institutions—e.g., banks or bank holding companies having assets of $50 billion or greater—under the Dodd Frank Act; (4) assess stress testing results under standards established under applicable laws, rules, and regulations and take appropriate action in response thereto; (5) ensure that there is in place an effective system reasonably designed to evaluate and control such risk throughout the Company; (6) ensure that our capital policy comprehensively documents the capital planning process, establishment of goals, determination of appropriate capital levels and the composition of capital, decision making about capital actions and capital contingency plans; and (7) ensure the Company maintains appropriate ongoing processes to assess gaps, deficiencies, weaknesses, and/or limitations in the capital planning and stress testing processes.

CORPORATE GOVERNANCE

3. Compensation Committee

Members:

Maureen E. Clancy (Chair)

Dominick Ciampa

Hanif M. Dahya

Michael J. Levine

Meetings held in 2016: 4

The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. (See “Compensation Discussion and Analysis” beginning on page 20 for further information on the Company’s processes and procedures for the consideration and determination of executive and director compensation.)

Consistent with SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

At the Committee’s direction, management of the Company maintains an Incentive Compensation and Performance Management Committee responsible for overseeing and monitoring non-executive incentive compensation objectives, performance management, and incentive compensation plans. The Committee, which consists of various senior officers, including the Chief Operating Officer and the Chief Risk Officer, has assessed the Company’s non-executive incentive compensation plans to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process includes a review of plan policies and practices; an analysis to identify risks and risk controls related to the plans; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk controls, and the consistency of the programs and their risks with regard to the Company’s strategies. Compensation agreements are subject to risk reviews by first and second lines of defense: an attorney within the Office of the Chief Operating Officer performs a first line review, which is followed by the Chief Risk Officer’s second line review. Reporting by the Incentive Compensation and Performance Management Committee to the Compensation Committee occurs at least annually.

Although the Compensation Committee reviews all compensation programs, it focuses on the programs with variability of payout, the ability of a participant to directly affect payout, and the controls on participant action and payout.

Based on the foregoing, we believe that our non-executive compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee.

4. Cyber Security Committee
Members: Hanif M. Dahya (Chair) Dominick Ciampa Leslie D. Dunn Michael J. Levine Ronald A. Rosenfeld Lawrence J. Savarese Meetings held in 2016: 12

In December 2014, the Board established a Cyber Security Committee in response to the growing complexity of cyber security risks affecting the nation’s information security framework, financial services companies, the public, and the Company.

The Committee assists the Board in its oversight of the Company’s exposure to cyber risk, including with respect to protection of non-public information of the Company, its customers, its employees, and others with whom the Company conducts business, and with respect to cyber security controls as an integral aspect of the Company’s overall risk management strategies.

The Committee remains informed regarding the scope and effectiveness of the Company’s cyber security infrastructure, and the development and implementation of policies, procedures, standards, and technical measures to create an environment that is designed to minimize exposure to cyber threats and recovery from adverse events. The Committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective program for controlling cyber risks.

CORPORATE GOVERNANCE

5. Insurance Committee
Members: Maureen E. Clancy (Chair) Dominick Ciampa John M. Tsimbinos Meetings held in 2016: 1

The Insurance Committee has been established by the Board to assist it in fulfilling its overall responsibility to determine of appropriate levels of insurance coverages reasonably necessary to protect the Company; to review and approve the procurement or renewals of such insurance coverages during the course of the year, to review and approve the schedule of all maintained insurance coverages; and to present same to the Board for its review and approval on an annual basis.

The Insurance Committee ensures that senior management, brokers, and consultants are reputable and have expertise consistent with a level reasonably required to protect the Company.

6. Investment Committee
Members: Hanif M. Dahya (Chair) Dominick Ciampa Ronald A. Rosenfeld Lawrence J. Savarese John M. Tsimbinos Meetings held in 2016: 4

The Investment Committee was established by the Company’s Board to assist it in fulfilling its overall responsibility for the operation and administration of the Company’s investment portfolios. It is the fiduciary duty of the Investment Committee to ensure that senior management and investment consultants are reputable and have expertise consistent with the level of investment activities conducted by the Company.

The Investment Committee is responsible for the oversight of investment activity and regularly reports on the performance of the Company’s investments and changes in its investments to the Board. Among the Committee’s responsibilities are (1) adopting procedures necessary for the achievement of the Company’s investment objectives and monitoring the overall investment performance of the Company; (2) annually reviewing and updating, as necessary, all investment policies, appropriate investment management procedures, strategies, and internal controls necessary to manage, to the extent possible, market, liquidity, operational, credit, and other investment and asset management risks; (3) delegating investment authority to certain of the Company’s executive and other senior officers for the management of the Company’s investments, including the selection of investment consultants in accordance with the Company’s policies and procedures; (4) monitoring investment activities and ensuring that assets of the Company are accounted for properly in accordance with Generally Accepted Accounting Principles and other regulatory guidelines; and (5) considering and approving new investment products presented to the Committee on a case-by-case basis to address changes in the market.

CORPORATE GOVERNANCE

7. Nominating and Corporate Governance Committee

Members:

Michael J. Levine (Chair)

Dominick Ciampa

Maureen E. Clancy

Hanif M. Dahya

James J. O’Donovan

Leslie D. Dunn

Lawrence Rosano, Jr.

Ronald A. Rosenfeld

Lawrence J. Savarese

John M. Tsimbinos

Meetings held in 2016: 3

The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

The Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

The Nominating and Governance Committee is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of the Company’s corporate governance practices and policies, including an effective process for shareholders to communicate with the Board. The Committee is composed entirely of independent directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on the corporate governance pages within the Investor Relations portion of the Company’s website at www.myNYCB.com and is available in print upon request.

The Committee’s role in, and process for, identifying and evaluating prospective director nominees is described herein and above in “Board Diversity and Tenure.” See also “Procedures for Shareholders to Recommend Directors.” In addition, the Committee makes recommendations to the Board concerning director independence, Board committee assignments, committee chairman positions, Audit Committee “financial experts,” the financial literacy of Audit Committee members, and Risk Assessment Committee “risk management experts.”

8. Risk Assessment Committee

Members:

Michael J. Levine (Chair)

Dominick Ciampa

Hanif M. Dahya

Leslie D. Dunn

Lawrence Rosano, Jr.

Ronald A. Rosenfeld

Lawrence J. Savarese

The Board of Directors has determined that Messrs. Dahya and Savarese are “risk management experts” under the enhanced prudential standards of the Dodd-Frank Act.

Meetings held in 2016: 12

A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, and is available in the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is also available in print to any shareholder who requests a copy.

The Risk Assessment Committee has been appointed by the Company’s Board of Directors to assist the Board in fulfilling its responsibilities with respect to oversight of the Company’s risk management program, including as it relates to the risk appetite of the Company and the policies and procedures used to manage various risks, including credit, market, interest rate, liquidity, legal/compliance, regulatory, strategic, operational, reputational, and certain other risks.

The Risk Assessment Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing, and maintaining an effective risk management program. The Company’s departmental managers are the first line of defense for managing risk in the areas for which they are responsible. As the second line of defense, the Company’s Chief Risk Officer provides overall leadership for the Company’s enterprise risk management framework, including risk identification, risk measurement, risk monitoring, risk mitigation, risk reporting, and model risk.

At each regularly scheduled meeting of the Risk Assessment Committee, the Committee receives a monthly report from the Chief Risk Officer with respect to the Company’s approach to management of major risks, including the implementation of the enterprise risk management program and risk mitigation efforts. The Chief Risk Officer is responsible for an integrated effort to identify, assess, and manage risks (including through risk measurement, risk monitoring, risk mitigation, and risk reporting), that may affect the Company’s ability to execute on its corporate strategy, perform in accordance with the limits and warning levels in the Risk Appetite Statement, and fulfill its business objectives. The Risk Assessment Committee enhances the Board’s oversight of risk management.

Additionally, the Mortgage and Real Estate Committee of the Board of New York Community Bank and the Credit Committee of the Board of New York Commercial Bank serve important governance functions in the lending businesses of the Company and are also described below. The multi-family, commercial real estate, commercial and industrial, and other non-residential loans we originate all are made in accordance with loan underwriting policies and procedures approved by the Committees, which maintain active oversight of management’s loan origination, servicing, and collections processes. Committee members, who have significant experience in real estate businesses as well as real

CORPORATE GOVERNANCE

estate and other lending, apply their knowledge and expertise in key policy and risk-management decisions relating to these core business areas.

Mortgage and Real Estate Committee (Community Bank)

The Mortgage and Real Estate Committee is a committee of the Community Bank Board of Directors. This committee was appointed by the Community Bank’s Board to oversee the Community Bank’s credit management policies and procedures, as more particularly described in the credit policies of the Community Bank as adopted from time to time. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and residential real estate; lending and lending risk; and the business of financial institutions.

The members of the Mortgage and Real Estate Committee are Messrs. O’Donovan (Chair), Ciampa, Ficalora, Levine, Rosano, and Tsimbinos. The Mortgage and Real Estate Committee met 50 times in 2016.

Credit Committee (Commercial Bank)

The Credit Committee is a committee of the Commercial Bank Board of Directors. This committee was appointed by the Commercial Bank’s Board to oversee the Bank’s credit management policies and procedures, as more particularly described in the credit policies of the Bank as adopted from time to time. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and industrial real estate lending, lending risk, and the business of financial institutions.

The members of the Credit Committee are Messrs. Dahya (Chair), Ciampa, Ficalora, Levine, O’Donovan, Rosano, Savarese, and Tsimbinos. The Credit Committee met 50 times in 2016.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. All of the then-serving Board members attended the Annual Meeting of Shareholders held on June 7, 2016 except for Mr. Rosenfeld.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other parties interested in communicating directly with the Presiding Director or with the non-management directors as a group may do so by writing to: Presiding Director, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Letters addressed to the Presiding Director will be opened by the Company’s Corporate Secretary, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board. If the Corporate Secretary determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above, and request copies of any correspondence.

PROCEDURES FOR SHAREHOLDERS TO RECOMMEND DIRECTORS

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates who appear to be qualified to serve on the Board and who are recommended by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and if the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of its resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

a.	the name of the person recommended as a director candidate;

b.	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

CORPORATE GOVERNANCE

c.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

d.	the name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Common Stock;

e.	a statement disclosing whether such shareholder is acting with, or on behalf of, any other person and, if applicable, the identity of such person; and

f.	such other information as the Company may require in accordance with its established nomination procedures then in effect.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received at the principal executive office of the Company not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Under the proxy access provisions of our Bylaws, eligible shareholders and/or shareholder groups were permitted to include shareholder-nominated director candidates in our proxy materials for the 2017 annual meeting of shareholders. For details about the process to include shareholder-nominated director candidates in our proxy materials, please see “Additional Information—Proxy Access Nominations” and refer to Article I, Sections 6, 7, and 8 of our Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws of the Company are available, free of charge, in print to any shareholder who requests a copy.

BENEFICIAL OWNERSHIP

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth, as of April 11, 2017, the names of the nominees, continuing directors, and executive officers of the Company, their ages and, as applicable, the year in which he or she became a director and the year in which his or her term (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount and percentage of Common Stock beneficially owned by each director, by each named executive officer (as defined on page 20), and by all directors and executive officers as a group as of April 11, 2017.

Name	Age	Director Since		Shares of Common Stock Beneficially Owned (1) (2)	Percent of Class
Nominees (Whose Terms Would Expire in 2020):
Dominick Ciampa	83	1995		708,332(3,4)	0.145%
Leslie D. Dunn	72	2015		16,000(3)(4)	0.003%
Lawrence Rosano, Jr.	64	2014		21,500(3,4)	0.004%
Robert Wann	62	2008		2,243,769(3,5)	0.459%
Directors Whose Terms Expire in 2019:
Michael J. Levine	72	2004		307,360(3)	0.063%
Ronald A. Rosenfeld	78	2012		96,666(3,4)	0.02%
Lawrence J. Savarese	60	2013		81,675(3,4)	0.17%
John M. Tsimbinos	79	2003		1,197,436(3,4)	0.245%
Directors Whose Terms Expire in 2018:
Maureen E. Clancy	85	2003		130,148(3)	0.27%
Hanif “Wally” Dahya	61	2007		145,000(3,4)	0.030%
Joseph R. Ficalora	70	1989	(7)	6,611,488(3,4,5)	1.352%
James J. O’Donovan	74	2003		1,336,956(3,4,5)	0.273%
Named Executive Officers Who Are Not Directors:
Thomas R. Cangemi	48	—		1,212,339(3,4,5,6)	0.248%
James J. Carpenter	56	—		640,993(3,4,5)	0.131%
John J. Pinto	46	—		500,619(3,5)	0.102%
All directors and executive officers as a group (15 persons)				15,250,281	3.118%

(1)	Includes the following shares of common stock held directly: Mr. Ciampa: 141,561; Mrs. Clancy: 96,148; Mr. Ficalora: 3,379,562; Mr. Levine: 255,360; Mr. O’Donovan: 687,346; Mr. Rosano: 4,600; Mr. Savarese: 22,175; Mr. Tsimbinos: 99,127; Mr. Wann: 1,211,226; Mr. Cangemi: 806,222; Mr. Carpenter: 376,366; and Mr. Pinto: 291,187.
(2)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying stock awards that have been granted to, and are currently exercisable or exercisable within 60 days by, such directors and executive officers under the Company’s various stock-based benefit plans.
(3)	Includes the following shares of unvested restricted stock awards: Mr. Ciampa – 85,000; Mrs. Clancy – 34,000; Mr. Dahya – 51,000; Ms. Dunn – 14,000; Mr. Ficalora – 746,305; Mr. Levine – 52,000; Mr. O’Donovan – 44,000; Mr. Rosano – 14,400; Mr. Rosenfeld – 10,200; Mr. Savarese – 50,000; Mr. Tsimbinos – 10,200; Mr. Wann – 344,210; Mr. Cangemi – 215,768; Mr. Carpenter – 194,395; and Mr. Pinto – 146,747.
(4)	Includes the following shares that are owned by spouses of the named nominees, continuing directors, and executive officers or are held in individual retirement accounts, trust accounts, custodian accounts, or foundation accounts for which the directors and the executive officers are deemed beneficial owners: Mr. Ciampa – 481,771; Mr. Dahya – 94,000; Ms. Dunn – 2,000; Mr. Ficalora – 300,863; Mr. O’Donovan – 5,318; Mr. Rosano – 2,500; Mr. Rosenfeld – 86,466; Mr. Savarese – 4,500; Mr. Tsimbinos – 188,109; Mr. Cangemi – 60,335; and Mr. Carpenter – 16,166.
(5)

Includes the following shares allocated under the NYCB Employee Stock Ownership Plan (“ESOP”) (and in the case of Messrs. Ficalora, Cangemi and Pinto, acquired for their ESOP accounts pursuant to dividend reinvestments): Mr. Ficalora – 585,264;

BENEFICIAL OWNERSHIP

Mr. O’Donovan – 231,696; Mr. Wann – 336,808; Mr. Cangemi – 38,223; Mr. Carpenter – 41,188; and Mr. Pinto – 35,246. Also includes 989,580; 292,998; and 246,931 shares allocated under the Community Bank’s Supplemental Benefits Plan (and acquired for their SERP accounts pursuant to dividend reinvestment) to the accounts of Messrs. Ficalora, O’Donovan and Wann, respectively. Further includes shares held by the trustee of the New York Community Bancorp, Inc. Employee Savings Plan for the accounts of the following officers: Mr. Ficalora – 609,914; Mr. Wann – 104,594; Mr. O’Donovan – 75,598; Mr. Cangemi – 91,791; Mr. Carpenter – 12,878 and Mr. Pinto – 27,439; which include shares acquired in Messrs. Ficalora’s, Cangemi’s, Carpenter’s, and Pinto’s accounts pursuant to dividend reinvestment.
(6)	Mr. Cangemi has pledged 515,729 shares of Common Stock pursuant to margin account arrangements. The margin balances outstanding, if any, pursuant to such arrangements may vary from time to time. All pledge obligations entered into before the adoption of the new policy on pledging stock are grandfathered for the duration of the pledge commitment. See page 33 for a summary of our policy on hedging and pledging of Common Stock.
(7)	Includes years of service as a trustee or director of the Community Bank.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND RELATED INFORMATION

I. COMPENSATION DISCUSSION AND ANALYSIS

A. EXECUTIVE SUMMARY

We are pleased to provide our shareholders with an overview and analysis of the compensation programs in which the following executive officers (our “named executive officers” or “NEOs”) participate, and the process we use to make specific compensation decisions for our NEOs:

•	Joseph R. Ficalora, President and Chief Executive Officer

•	Robert Wann, Senior Executive Vice President and Chief Operating Officer

•	Thomas R. Cangemi, Senior Executive Vice President and Chief Financial Officer

•	James J. Carpenter, Senior Executive Vice President and Chief Lending Officer

•	John J. Pinto, Executive Vice President and Chief Accounting Officer

➢ Our Company in 2016

The Company continued to exhibit strong financial performance and, during 2016, ranked above the 75th percentile of our peer group with respect to several of the key metrics that are important to investors and reflect the creation of long-term shareholder value. However, last year was also a disappointing year for the Company and its shareholders. Despite our strong core performance, we were not able to close our strategically important transaction with Astoria Financial Corporation (“Astoria”), a transaction that would have allowed us to better absorb the costs of our transition to SIFI status and would have left us well positioned for future growth. Since the financial crisis, the path to regulatory approval of bank mergers has lengthened considerably as the regulatory agencies have intensified their review to ensure that the combined company will be able to operate in a safe and sound manner. The complexity of our transition to SIFI status—the first to occur through a merger transaction—triggered a level of scrutiny that resulted in a slower than expected path to regulatory approval. We were, and remain confident, that ultimately a positive outcome could have been achieved for the Astoria transaction. However, it became apparent by the fourth quarter of 2016 that it would be difficult to obtain the approvals necessary to complete the transaction by the end of the year. As is the case with all bank mergers, we established a timeline with Astoria for the completion of the merger that included a date by which by which the parties could terminate the merger if not completed. Quite simply, time ran out, and the parties mutually agreed to terminate the merger agreement.

While we, and our shareholders, were disappointed with the trajectory of 2016, we do not, in any respect, regard 2016 as a failure. Our banking franchise remains strong, and we remain firmly committed to the execution of our long-term strategic goals. We made significant strides toward meeting the demands of SIFI status and, we are preparing to resume our growth through acquisition strategy on a platform that can satisfy the operational and regulatory demands associated with the largest banks. Our senior management team worked with great purpose and extraordinary diligence toward the execution of the Astoria transaction while, at the same time, producing the kind of solid financial results that are a hallmark of the Company. We believe that our experience in 2016 made us a stronger bank, and we see a bright future ahead for the Company and for our shareholders.

➢ 2016 Financial Highlights

✓	Strong earnings of $495.4 million, providing a 1.00% return on average assets, a 1.06% return on average tangible assets, a 8.19% return on average stockholders’ equity, and a 13.75% return on average tangible stockholders’ equity. (Tangible assets and tangible stockholders’ equity are non-GAAP financial measures; see the discussion and reconciliation of these non-GAAP measures and the comparable GAAP measures in Appendix A.)

✓	Continued “held-for-investment” loan growth, including a $972.4 million year-over-year increase in held-for investment multi-family loans to $27 billion at year-end 2016.

✓	Exceptional asset quality, as reflected in our 0.14% ratio of non-performing, non-covered assets to total non-covered assets at December 31, 2016.

✓	An efficiency ratio of 44.53% for the year.

EXECUTIVE COMPENSATION

✓	Solid capital with stockholders’ equity representing 12.52% of total assets and tangible stockholders’ equity representing 7.93% of tangible assets at December 31, 2016.

➢ Strong Performance Relative to Our Peers

Our 2016 financial performance placed us solidly in the top rank of the financial institutions we consider as our peers. See Benchmarking and Peer Analysis for the information about our peer group. As the charts below illustrate, we significantly outperformed our peers on average with respect several key financial metrics. Please see Appendix A for a reconciliation of non-GAAP measures presented below.

➢ 2016 Executive Compensation Highlights

Base Salary

Committee Action—Base Salaries Held Flat

The Compensation Committee reviewed the base salaries of our NEOs in March 2017 and did not authorize any salary increases. The Committee determined that current base salary levels were competitive and positioned appropriately relative to both peers and the Company’s executive compensation strategy.

2016 Short-Term Incentive

Committee Action—Reduced Short-Term Incentive Awards

The Company exceeded the 75th percentile relative to the peer group for the applicable performance metrics under the short-term incentive program, resulting in eligibility for awards at the maximum funding level. However, the Compensation Committee exercised negative discretion and reduced the awards to 95% of the maximum funding level. The factors considered by the Committee in support of the reduction included (i) the Company’s inability to execute on the Astoria transaction, and (ii) lagging total shareholder return in 2016 and over the last three years. Committee also considered a number of factors that mitigated against a more significant reduction including the strong individual performance of each NEO and the Company’s strong financial performance relative to its peers. For more details regarding the 2016 incentive compensation program, see “Overview of our Incentive Compensation Program” below and the “Executive Compensation Tables—Summary Compensation Table” and the related tables that provide specific information on awards.

2016 Long-Term Incentive

Committee Action—Reduced Long-Term Incentive Awards

The Company exceeded the 75th percentile relative to the peer group for the applicable performance metrics under the long-term incentive program, resulting in eligibility for awards at the maximum funding level. However, for the reasons noted above, the Compensation Committee exercised negative discretion and reduced the awards for each NEO to approximately the mid-point of the target and maximum funding levels. While the more modest reduction in the annual incentive award reflected the strong 2016 results, the Committee determined that a larger reduction in the long-term awards was appropriate in light of the adverse factors noted above, each of which are integral to the execution of the Company’s long-term strategy.

➢ Shareholder Engagement

✓	In 2016 and early 2017, we continued our Board-driven outreach efforts with certain institutional investors to solicit their views on our executive compensation program and related corporate governance topics. This process has provided the Company with constructive feedback that is evaluated by the Compensation Committee and shared with the Board of Directors.

EXECUTIVE COMPENSATION

✓	We are recommending that shareholders have the right to cast an annual advisory vote on executive compensation. We believe that moving from a triennial to an annual “say on pay” vote will facilitate better shareholder engagement on significant executive compensation matters.

B. THE BUSINESS CONTEXT AND GOVERNANCE FRAMEWORK FOR OUR COMPENSATION DECISIONS

➢ Our Unique Business Model and Approach to Driving Shareholder Value

We build value for shareholders by executing on a unique business model that has provided consistently superior financial results over the long-term. The strength of our business model has enabled us to weather periods of economic downturn with greater success than our peers and to benefit from periods of economic expansion. The performance metrics we use to drive our incentive compensation programs encourage behavior that supports our business model.

•	Building shareholder value – We have built long-term value for our shareholders with our growth through acquisition strategy.

•	Maintaining leadership in our core business niche – We have been a leader in the New York City multi-family lending market for more than 40 years.

•	Maintaining exceptional asset quality – Through conservative underwriting and operating standards, we have maintained exceptionally strong asset quality to ensure that our core sources of income will remain healthy through the long term. Even during challenging credit cycles, our asset quality measures remains exceptionally strong and better than those of our peers.

•	Holding the line on expenses – We consistently rank in the top tier of bank holding companies based on efficiency.

•	Growing deposits in a competitive market – We grow deposits with successful retail, institutional, and municipal deposit campaigns. In addition to diversifying our sources of funds, the increase in deposits enabled us to reduce our wholesale borrowings.

•	Maintaining our capital strength – Recognizing the importance of capital strength to our regulators and investors, our efforts to ensure low credit losses have enabled us to maintain strong earnings and capital.

➢ Our Compensation Strategy

Our approach to executive compensation is based on four simple strategic objectives:

Strategic Objective		How our Programs Support our Strategy
We must be competitive in the marketplace for talent	✓	Our programs are designed to be competitive in the marketplace as we seek to retain top talent for our executive ranks.
	✓	We offer our executives a balanced mix of compensation with opportunities to earn significant cash and equity incentive compensation.

Pay must reflect performance and support our strategic goals	✓	Our incentive compensation program supports key elements of our strategic plan by focusing on performance metrics tied to our business strategy.
	✓	A significant portion of our NEO compensation is at risk since our executives receive the majority of their pay from variable compensation.

The interests of our executives must be aligned with the interests of our long-term shareholders	✓	A significant portion of executive pay is provided in the form of equity, and equity is only awarded on the basis of performance.
	✓	We vest equity over an extended period of continued employment.
	✓	Our stock ownership guidelines encourage our executives to retain a significant equity interest in the Company. The holdings of our NEOs significantly exceed our ownership guidelines.

Incentive compensation programs must discourage excessive risk taking	✓	Our compensation programs are designed to ensure that we do not create incentives for our executives to take unnecessary or excessive risks that could undermine the value of the Company.
	✓	Our review of the risk profile of our compensation program is an annual and ongoing task for management and the Compensation Committee.

EXECUTIVE COMPENSATION

➢ The Governance Framework for Our Executive Compensation Program

All decisions on executive compensation are made within the context of a strong governance framework that helps ensure that the outcome is consistent with our compensation philosophy, the creation of shareholder value, and the safety and soundness of our banking operations. To that end, we use the following principles to guide the development and implementation of our executive compensation program:

➢	We make all key executive compensation decisions and all decisions affecting our NEOs through a committee of independent directors, and we seek advice from an independent compensation consultant on key executive compensation matters.

➢	We engage in shareholder outreach to help us evaluate our governance structure and executive compensation program.

➢	We require a strong ownership commitment from our officers and directors. Our executives hold a significant number of shares of stock, reflecting levels significantly in excess of our stock ownership guidelines.

➢	We have a “clawback” policy that would allow us to recapture amounts paid on the basis of financial results in the event that such results were found to be materially misstated. To support this policy, our long-term incentive awards are subject to a five-year vesting period after grant.

➢	We do not allow our executives to hedge or pledge Company stock. (Certain pledge obligations that were in effect prior to our adoption of a formal no hedging/no pledging policy in April 2016 are grandfathered from this prohibition.)

➢	We do not allow “single trigger” payouts under our employment and change-in-control agreements.

➢	We do not provide tax reimbursement payments to any executive with respect to the income they realize from the vesting of equity awards granted for performance periods beginning after 2014. No tax reimbursements will be paid with respect to the awards made in March 2016 that related to 2015 performance or awards made with respect to any later performance period.

➢	We do not allow stock option repricing without shareholder approval.

C. OUR EXECUTIVE COMPENSATION DECISION MAKING PROCESS

➢ Key Participants

☐	The Compensation Committee

Our Compensation Committee, all the members of which are independent directors under current NYSE listing standards, makes decisions on the compensation of our key executives, including our NEOs. This responsibility is discharged within the framework of a formal committee charter, which delegates a wide range of strategic and administrative issues to the Committee. Key among the Committee’s tasks is the development of, and monitoring of adherence to, the Company’s executive compensation philosophy. In addition, the Committee is responsible for ensuring that our plans and programs comply with all regulatory directives, including consideration of the risk profile of our compensation programs to ensure that such programs do not encourage unnecessary risk taking by participants. Finally, the Committee is charged with the annual administration of our executive incentive programs, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities, and the certification of performance results. See “Board Committees-The Compensation Committee” for a detailed discussion of the Committee’s responsibilities and membership. The Committee’s charter is posted on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com.

The Committee meets periodically throughout the year. In 2016, the Committee met four times, each time including discussions in executive session without management present. In March of each year, the Committee meets to review individual performance assessments for each NEO and to certify performance results for the prior year’s incentive programs. In addition, at the March meeting, the Committee determines the structure of the current year’s incentive programs by designating performance metrics and linking financial results to specific incentive award opportunities.

The Committee reviews the compensation of each NEO annually to evaluate whether the executive’s pay level is consistent with our compensation philosophy, risk profile, and the performance of both the Company and the individual, and whether market practices dictate an adjustment in the form or level of the executive’s compensation. As part of this annual review, the Committee considers the executive’s individual contributions to the financial success of the Company, management of subordinates, contribution to safety and soundness objectives, and their long-term potential as a senior executive.

EXECUTIVE COMPENSATION

The Committee does not delegate any substantive responsibilities related to the determination of compensation for our NEOs, and the Committee members exercise their independent judgment when they make executive compensation decisions.

☐	Our CEO

Although the Compensation Committee makes independent determination on all matters related to compensation of the NEOs, the CEO provides the Committee with his evaluation of the NEOs’ performance and makes recommendations regarding base salary and incentive compensation awards. However, the Committee has absolute discretion to accept, reject, or modify the CEO’s recommendations. Our CEO plays no role in, and is not present during, discussions regarding his own compensation or final decisions of the Committee regarding compensation of the other NEOs.

☐	The Independent Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners LLC (“Meridian”) as an independent compensation consultant. Meridian works with the Committee to review and assess our executive compensation program relative to our performance and the market. Meridian attends Committee meetings as requested and participates in general discussions regarding executive compensation matters. While the Committee considers input from Meridian, the Committee’s decisions are a reflection of many factors and considerations. Management works with Meridian at the direction of the Committee to develop materials and analyses that are critical to the Committee’s evaluations and determinations. Such materials include competitive market assessments of NEO compensation and guidance on regulatory and legal developments. Meridian also helps the Committee to identify an appropriate peer group and annually provides the Committee with comparative financial information for the peer group to use in establishing and approving award levels under the Company’s incentive compensation program.

Meridian coordinates with the Chair of the Committee and participates with members of the Committee in executive session (without management personnel present) to discuss compensation matters. Meridian does not provide other services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Compensation Committee has considered Meridian’s independence for the 2016 fiscal year and whether its work raised conflicts of interest under the NYSE listing standards. Considering these factors, the Committee determined that the work performed by Meridian did not create any conflict of interest and that Meridian is independent of the Company’s management.

➢ Benchmarking and Peer Group Analysis

A critical element of our compensation philosophy, and a key reference point for compensation decisions for our executive team, is the analysis of our executive compensation structure and financial performance relative to a peer group of similarly sized, publicly traded financial institutions. We seek to ensure proper alignment between our performance and compensation relative to our peers, and to attract and retain top talent, by providing competitive and appropriate compensation. To monitor our programs and decisions, we benchmark our performance against that of our peers to assess the reasonableness of our compensation, ensure proper pay-for-performance alignment, and to establish total compensation opportunities for our named executive officers. Our peer group is selected with the assistance of our independent compensation consultant based on objective criteria. In selecting these companies for inclusion in our peer group, we consider factors such as their business mix, how they compare to the Company in terms of asset size, revenue, market capitalization, and their status as a competitor for customers, executive talent, and investment capital. The peer group is reviewed and updated annually, and changes periodically as a result of the Company’s growth, industry consolidation, and changes in a peer company’s business focus or condition. The 2016 peer group had a median asset size of approximately $49.3 billion, positioning the Company conservatively at the 50th percentile.

In March 2016, after a detailed review, the Compensation Committee identified the following peer group of 18 financial institutions that met the applicable criteria. Two banks that we included in the 2015 peer group, FirstMerit Corporation and First Niagara Financial Group, were eliminated as a result of pending or completed mergers, and Citizens Financial Group, Inc. was added to the peer group following the completion of an initial public offering.

Associated Banc-Corp

BOK Financial Corp.

Comerica Incorporated

Citizens Financial Group, Inc.

Cullen/Frost Bankers, Inc.

Fifth Third Bancorp

First Citizens Bancshares, Inc.

First Horizon National Corporation

Huntington Bancshares Inc.

KeyCorp M&T Bank Corp. Northern Trust Corp. Peoples United Financial, Inc. Popular, Inc. Regions Financial Corporation Signature Bank Synovus Financial Corp. Zions Bancorporation

EXECUTIVE COMPENSATION

➢ Executive Performance Assessments

Our NEOs receive annual performance assessments following a process established by the Compensation Committee. Our CEO provides the Committee with an assessment of the other NEOs, and the Committee, in turn, provides our CEO with an assessment of his performance and considers the CEO’s evaluation of his direct reports and his compensation recommendations. While the scope of the assessment may vary from year to year, the focus of the Committee’s review is on whether the executive is meeting the functional responsibilities of the position, his/her progress toward achieving strategic objectives, and his/her leadership and management of external relationships. The annual performance assessments are integral to the Company’s incentive compensation program, providing the Committee with a separate basis for considering whether to exercise negative discretion when making annual awards.

D. ELEMENTS OF COMPENSATION

➢ Introduction

Our NEOs participate in a competitive compensation program that emphasizes pay for performance and the creation of shareholder value. The elements of our program, the specific objectives for each element, and a summary of how we implemented each element in 2016 are summarized in the following table below:

Compensation Element		Objective	Implementation

Base Salary	✓	Provides each executive with fixed compensation that reflects the executive’s position and responsibilities, market dynamics and our overall pay structure	Base salary is subject to annual review in March of each year based on the Compensation Committee’s assessment of the executive’s individual performance during the prior year and a review of peer group practices.

Short-Term Incentives	✓	Provide a market-competitive annual award opportunity linked to financial measures that are important to our business model	For 2016, the short-term incentive program considered our performance with respect to two metrics (see, “2016 Performance Results,” beginning on page 29) relative to the performance of our designated peer group. In 2016, target short-term incentive opportunities ranged from 70% to 125% of base salary.

Long-Term Incentives	✓	Provide an incentive for our executives to create shareholder value over the long term.	For 2016, the long-term incentive program considered our performance with respect to two metrics (see, “2016 Performance Results,” beginning on page 29) relative to the performance of our designated peer group. In 2016, target long-term incentive opportunities for our NEOs ranged from 100% to 200% of base salary.
	✓	Align the interest so four executives with shareholders by awarding equity in the Company.
	✓	Provide a significant retention incentive by incorporating an extended vesting period

Retirement Benefits	✓	Provide tax-qualified benefit plans on the same terms as our rank-and-file employees to provide our executives with additional income after retirement	Our current retirement program consists of our ESOP, which is funded with an annual Company contribution determined on a uniform basis for all employees as a percentage of eligible compensation (approximately 5% in 2016), and our 401(k) plan, which is funded entirely by employee contributions. We do not provide our executives with any supplemental retirement benefits that would require us to accrue an expense for such benefits on an annual basis.

Perquisites	✓	Limit perquisites so that they represent a minor portion of the overall annual compensation of our NEOs	Perquisites are specifically targeted to items that help each executive fulfill the requirements of his position.

EXECUTIVE COMPENSATION

Compensation Element		Objective	Implementation
Employment Agreements	✓	Help to ensure the continued availability of our NEOs in key positions.

Our current NEO employment agreements have been in place without amendment since 2006. The agreements contain “double trigger” change-in-control protection (i.e., a change in control followed by the executive’s termination in specified circumstances). (See, “Other Executive Benefits,” on page 31 for additional details on the terms of these agreements). Although our legacy agreements indemnify our executives for liabilities related to “golden parachute” excise taxes, the Compensation Committee has determined that any new agreements will not contain such indemnification.

	✓	Establish market-competitive terms and conditions for the continuing employment of our NEOs, including severance benefits that reflect prevailing practices among our peers
	✓	Assist with an orderly transition of management if a change in control of the Company were to occur.

➢ 2016 Executive Compensation Program and Decisions

Our executive compensation process begins early in the year when the Compensation Committee, in consultation with our independent compensation consultant and other advisors, determines the specific components of executive compensation and establishes a target pay mix for each NEO for the upcoming year. During this period, the Committee identifies and selects the applicable performance metrics for our short-term and long-term incentive programs. Our compensation program consists of three primary components: (i) base salary, (ii) cash-based, short-term incentive awards, and (iii) equity-based, long-term incentive awards. The balance we achieved among these components in 2016 was consistent with the objectives of our compensation philosophy to have the largest portion of our executives’ compensation be variable and dependent on the Company’s financial performance. The Committee maintained the 2016 target pay mix at roughly the same level as the prior year. The target pay mix for 2016 is illustrated in the following charts:

➢ Base Salary

☐	Base Salary Perspective

Our NEOs receive base salaries at levels that reflect the nature, scope, and complexity of their specific positions. The salaries of our NEOs are reviewed annually to reflect their individual performance, ongoing contributions, and competitive market practices. Base salaries reflect the “fixed” portion of our total compensation and provide a reference point for targeting incentive compensation opportunities.

☐	Base Salary Review

Consistent with past practice, the Compensation Committee reviewed the base salary levels of our NEOs in March 2017 and made no adjustments to the levels in effect during 2016. The Committee determined that current base salary levels were competitive and appropriately positioned relative to both the peer group and the Company’s executive compensation strategy.

EXECUTIVE COMPENSATION

➢ Overview of our Incentive Compensation Program

Our incentive compensation programs are maintained under applicable provisions of our 2012 Stock Incentive Plan, which was approved by shareholders in 2012. The program has two components: (i) a short-term performance-based award opportunity that is paid in cash and (ii) a long-term performance-based award opportunity that is settled in shares of restricted stock and includes a five-year vesting period. Awards under each program depend on our financial performance, as measured by reference to specific financial metrics, relative to the performance of our peer group. The Committee selected this approach, rather than relying on our performance with respect to specific financial target(s), in the belief that an evaluation of our performance relative to our peers best captures the dynamic of our business model and provides a more valid assessment of how the Company performs through business cycles. It also provides our shareholders with a comparative view of how the Company performs relative to other similarly sized institutions.

The development of both the short-term and long-term incentive programs begins with the Compensation Committee’s designation of the financial metrics that would apply under each program for the current year and the applicable performance period. After identifying the applicable metrics, the Committee sets a range of annual performance targets that link our performance, expressed on a percentile ranking basis, to the performance of our peers at minimum, target, and maximum levels. Specifically, the minimum, target, and maximum levels reflect the Company’s average percentile ranking across all of the selected metrics.

Each executive has a range of award opportunities, expressed as a percentage of current-year base salary, that reflect performance at threshold, target, and maximum levels. At a meeting in March of the following year, the Committee certifies the Company’s level of performance relative to the performance of each peer group company with respect to each designated financial metric. The certified level of performance is then correlated to the range of award opportunities for each executive to determine actual awards, taking into account the Committee’s exercise of negative discretion and interpolation between award levels. No awards are provided for performance below the threshold performance level and actual awards cannot exceed the maximum award opportunity.

The determination of actual awards is subject to the Committee’s authority to exercise negative discretion to reduce an award below the otherwise established funding level. In practice, the Committee’s exercise of negative discretion is based on several factors including, but not limited to, consideration of underperformance with respect to one or more designated financial metrics, individual performance assessments, an evaluation of supplemental financial metrics relating to the Company, industry trends and best practices and the Company’s overall performance relative to the execution of its business plan.

➢ 2016 Performance Metrics

The Compensation Committee establishes the financial metrics, and the performance targets, we use to determine eligibility for awards under our incentive programs. In 2016, the Committee selected different metrics to establish award opportunities under the short- and long-term programs, using, in each case, metrics that relate to core business strategies and that are linked to the duration of the applicable performance period, i.e., 2016 for the short-term program and 2014-2016 for the long-term program. As permitted by the 2012 Plan, the Committee may adjust the actual results with respect to the performance metrics in recognition of unusual, non-recurring, or one-time events affecting the Company or its financial statements, or changes in law or accounting principles. However, no adjustments of this type were made to our 2016 results.

EXECUTIVE COMPENSATION

The following tables identify the financial metrics we used in 2016 for our short-term and long-term incentive programs and provides our rationale for the use of each metric in the context of our strategic plan. Please see Appendix A for a reconciliation of the non-GAAP measures presented below to the comparable GAAP measures.

Short-Term Incentive Program Metrics:

Performance Metric	How We Define It	Why We Use It

Return on Average Tangible Assets (ROATA)	Net income adjusted for tax-effected amortization of intangibles, as a percent of average tangible assets.	Shows the profitability of our assets by measuring how effectively management is deploying our assets to generate a positive return.

Efficiency Ratio	As a percentage of operating expenses divided by the sum of net interest income and non-interest income.	Shows how effectively we manage our expenses and use our resources to create revenue. We believe efficient use of our resources, particularly given our acquisition strategy, is a significant competitive advantage.

Long-Term Incentive Program Metrics:

Performance Metric	How We Define It	Why We Use It

Net Charge-offs as a Percentage of Average Loans and Leases	Loans and leases charged off, net of recoveries, as a percentage of average loans and leases.	Provides a solid measure of our loan quality and the effectiveness of our risk management controls. As a highly regulated business, having a strong credit culture minimizes risk to our business and shareholder value.

Return on Average Tangible Common Equity (ROATCE)	Net income, adjusted for tax-effected amortization of intangibles, as a percent of average tangible common equity.	Provides a strong measure of the effectiveness of our capital deployment strategies over time.

➢ 2016 Incentive Program Funding and Award Opportunities

Award opportunities under our 2016 short-term and long-term incentive programs were set by the Compensation Committee based on competitive market practices and were defined as a percentage of each executive’s base salary at the beginning of the year. With respect to both the short- and long-term programs, the Committee calculated the Company’s rank on a percentile basis relative to the peer group for each performance metric. The average of the rankings was then assessed to determine the potential funding level for the incentive awards.

The following table presents a matrix of the possible program funding levels for 2016 based on the average of the Company’s percentile rankings over the designated metrics relative to the peer group:

2016 Incentive Plan Funding

Average Percentile Ranking Relative to the Peer Group	Plan Funding Level (2016 Short-and Long-Term Incentive Programs)

Less than 25th	0

25th	Threshold

Median	Target

Above 75th	Maximum

EXECUTIVE COMPENSATION

The following tables show the award opportunities established by the Compensation Committee for our CEO and other NEOs at each funding level under the 2016 short-term and long-term incentive compensation programs. The range of award opportunities was maintained at the same level as the prior year.

2016 Short-Term Incentive Compensation Award Opportunities (As % of 2016 Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	31.25%	125%	187.5%

Mr. Wann	22.5%	90%	135%

Mr. Cangemi	17.5%	90%	105%

Mr. Carpenter	17.5%	70%	105%

Mr. Pinto	17.5%	70%	105%

2016 Long-Term Incentive Compensation Award Opportunities (As % of 2016 Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	50%	200%	300%

Mr. Wann	31.25%	125%	187.5%

Mr. Cangemi	25%	100%	150%

Mr. Carpenter	25%	100%	150%

Mr. Pinto	25%	100%	150%

➢ 2016 Performance Results

On March 28, 2017, the Committee certified the Company’s percentile rankings with respect to the performance metrics and performance periods applicable to the 2016 short- and long-term incentive plans. The results are set forth in the table below. (Please see Appendix A for a reconciliation of the non-GAAP measures presented in the table to the comparable GAAP measures.)

Short-Term Performance Metrics	Company Performance (2016 Performance Period)	Percentile Ranking (2016 Performance Period)

Return on Average Tangible Assets	1.06%	78th

Efficiency Ratio	44.53%	95th

Long-Term Performance Metrics	Company Performance (Average over the Performance Period 2014-2016)	Percentile Ranking (Average over the Performance Period 2014-2016)

Net Charge Offs as a Percentage of Average Loan/Leases	-(0.01)%	98th

Return on Average Tangible Common Equity	14.91%	98th

EXECUTIVE COMPENSATION

In reviewing the 2016 peer group data, the Committee noted that two institutions, KeyCorp and Signature Bank, did not report 2016 ROATCE. To ensure consistency in the performance data, the results were evaluated by both excluding those two institutions from the peer group analysis for that metric only and by substituting ROE for ROATCE for those two institutions. In each case, the percentile ranking for the Company remained the same. In addition, for purposes of the long-term incentive plan, the average performance and resulting average percentile ranking incorporated the 2015 results that were adjusted by the Committee in 2016 under the terms of the 2015 program and the 2012 Stock Incentive Plan to exclude non-recurring extraordinary charges associated with strategic debt repositioning undertaken in connection with the then-pending Astoria merger. No adjustments were made for 2016.

➢ 2016 Incentive Award Determinations

Based on the Company’s average percentile rankings relative to the designated peer group (as detailed above), with results exceeding in the 75th percentile of the peer group for both the short- and long-term incentive programs, the NEOs were eligible for awards at the maximum funding level under both programs,. While recognizing the high level of Company performance with respect to the designated metrics and the generally high level of performance by each executive as reflected in their individual performance assessments, the Compensation Committee, after careful deliberation, concluded that a downward adjustment to both the short- and long-term awards was appropriate for each officer. Specifically, the short-term incentive awards were reduced to approximately 95% of the maximum funding level and the long-term incentive awards were reduced to approximately the midpoint between the target and maximum funding levels.

In exercising negative discretion to reduce the awards, the Committee considered several factors:

•	The Company’s inability to execute on the Astoria transaction. The Committee acknowledged that, although the outcome was, in large part, determined by factors outside the direct control of the NEOs, the significance of the transaction in the context of the Company’s overall business strategy required that the result be recognized in 2016 compensation decisions.

•	The Company’s lagging total shareholder return both in 2016 and over the last three years, a result the Committee believed was directly linked to the absence of a merger transaction.

Although the Committee identified these factors as significant to the exercise of negative discretion, the Committee also identified a number of countervailing factors that mitigated against a more significant reduction in the awards:

•	The strong and committed individual performance of each executive during 2016.

•	The Company’s strong financial performance relative to peers in both 2016 and the last three years, reflected in solid loan production, high efficiency and sterling asset quality. The Committee noted that, since the introduction of a performance-driven incentive compensation program in 2006, the Company’s average performance with respect to the program’s designated financial metrics in every year since has never been ranked at less than the 75th percentile of the peer group, resulting in awards at or near the maximum funding level in each year.

•	The demonstrated strength of the Company’s business model and the critical contributions made by the senior management team to the development and implementation of the model. The Committee noted the long and successful tenure of the senior management team as a group and determined that it was in the best interest of the Company and its shareholders to continue to provide the NEOs with incentives that encourage their dedication to addressing the issues that have created short-term setbacks for the Company.

All short-term incentive awards were paid in cash. All long-term incentive awards were settled in shares of restricted stock, with the number of shares determined by reference to the closing price of our stock on the March 29, 2017 grant date. All restricted shares awarded under the long-term program vest over a five-year period at a rate of 20 percent per year on each anniversary of the grant date. For specific information on the actual grants, see the “Executive Compensation Tables – Summary Compensation Table” and the related tables detailing the actual 2016 awards.

EXECUTIVE COMPENSATION

➢ Other Executive Benefits

☐	Employment Agreements and Change-in-Control Benefits

All of our NEOs have entered into employment agreements that provide severance benefits and benefit continuation in the event of their termination without cause or for good reason, disability, and after a change in control. The current agreements, which are identical in form, have been in place since 2006 without modification. No severance benefits are payable if the executive is terminated for cause or upon the executive’s voluntary resignation without good reason (as defined in the agreement). In the change-in-control context, the agreements are “double trigger,” requiring both the occurrence of a change in control and the executive’s involuntary termination of employment or constructive termination for good reason. The agreements also provide the executive with indemnification against tax liabilities arising under the “golden parachute” provisions of federal tax law. For additional information regarding the terms of these employment agreements, see the section headed “Executive Compensation Tables –Potential Post-Termination Payments and Benefits.”

The Committee, with management support, has followed a policy that all new employment agreements must reflect the following terms: (i) “double trigger” change in control benefits and (ii) no indemnification for golden parachute excise tax liabilities. The prohibition on indemnification for golden parachute liabilities has not been applied to the legacy agreements maintained with our NEOs. Given the long duration of the agreements and the reasonable expectation of our NEOs that the agreements would remain in place, the Committee has decided to retain the agreements in their present form. In addition, the Committee believes that the retention of these agreements (i) will help retain the NEOs and facilitate an orderly transition during a change in control, (ii) will provide the NEOs with financial protection so they will continue to act in the best interests of the Company during the change-in-control process, and (iii) reflect an important element of a competitive compensation package for the NEOs.

☐	Retirement Benefits; Employee Welfare Benefits

Our principal retirement savings vehicle is our tax-qualified Employee Stock Ownership Plan (the “ESOP”). Since our initial public offering in 1993, the ESOP has been the primary source of retirement savings for all our employees, including our named executive officers. The Company makes discretionary contributions to the ESOP based on a percentage of each participant’s base compensation. The ESOP has also fostered a strong sense among our employees that they are owners with a vested interest in the success of the Company. We also offer our employees a 401(k) plan that enables them to supplement their retirement savings with elective deferral contributions.

Certain NEOs are entitled to benefits at retirement under our tax-qualified, defined benefit pension plan and a related non-qualified excess benefits plan, both of which were frozen in 1999 and, following which, no additional benefits were accrued.

Certain of our named executive officers participate in a supplemental retirement benefits plan that was established at the time of our initial public offering to provide benefits with respect to the ESOP that cannot be allocated as a result of applicable Internal Revenue Code limits. Although this plan was frozen in 1999, the plan would provide a restoration benefit to the participants in the event of a change in control. We do not currently offer our named executive officers any active supplemental executive retirement benefits or other non-qualified deferred compensation programs. For additional information regarding the supplemental retirement benefits plan, please see the section headed “Executive Compensation Tables – Potential Post-Termination Payments and Benefits.”

In addition to retirement programs, we provide our employees, including our named executive officers, with coverage under medical, dental, life insurance, and disability plans on terms consistent with industry practice. We also provide employees with access to a Section 125 Plan to pay their share of the cost of such coverage on a pre-tax basis.

☐	Perquisites

We provide our named executive officers with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically by the Compensation Committee and adjusted as necessary.

EXECUTIVE COMPENSATION

E. OTHER CONSIDERATIONS

➢ Risk Management and Our Compensation Programs

A central tenet of our compensation philosophy is to provide incentives that are consistent with prudent risk management while recognizing that some level of risk is inherent in the operation of our business. Our approach to risk management takes as a starting point the guidelines established by federal bank regulators:

•	Incentive compensation should balance risk and financial results in a manner that does not provide incentives for excessive risk taking.

•	Risk management processes and internal controls should reinforce and support the development of balanced incentive compensation arrangements.

•	Banks should have strong and effective corporate governance to help ensure sound compensation practices.

Our Compensation Committee monitors our incentive compensation programs on an annual basis to ensure that the programs reflect a balanced mix of incentives that discourage unnecessary or excessive risk taking by our management team and by employees throughout the organization. An important element of our risk management process is the identification of the extent of the Company’s risk appetite, which establishes the baseline for the design of our incentive programs. For our senior management, this approach has resulted in a program that incorporates performance measures that reflect an inherent sensitivity to risk, and defers a significant portion of the executive’s annual compensation to future years. We maintain a comprehensive risk management process and strong internal controls to manage risks arising out of our incentive compensation program.

Based on our assessment, we do not believe that the risks arising out of our incentive compensation programs are reasonably likely to have a material adverse effect on the Company. We believe our programs are balanced and do not encourage the participants to take excessive risks that could threaten the value of the Company. This determination is based on our consideration of (i) the Board’s role in establishing the Company’s risk appetite, (ii) the extensive controls we place on our business operations, and (iii) the nature of the specific incentive plans and programs we maintain for our employees.

➢ Stock Ownership Requirements

Our executive officers have, for many years, held stock in the Company at levels that are far in excess of any stock ownership guidelines that would be considered best practice. We do, however, maintain formal share ownership guidelines for our officers and directors to affirm our commitment to stock ownership and retention as a central element of our compensation philosophy. A summary of our policy, and the status of our officers and directors under the policy, is provided below:

Executive	Multiple of Salary	Compliance Status

CEO	6x Base Salary	In compliance
Other Named Executive Officers	4x Base Salary	In compliance
Non-Employee Directors	5x annual Cash Retainer	All non-employee directors are either in compliance or within the 5-year phase-in period applicable to new directors

Under the stock ownership policy, officers and directors have five years from the point of initial service to meet the ownership guidelines. We count awards granted under our equity compensation program, stock allocated through our ESOP, and shares acquired through our 401(k) plan toward the ownership guidelines. The Compensation Committee is charged with maintaining compliance with the stock ownership guidelines.

➢ Recoupment of Incentive Compensation

The Company maintains a formal recoupment or “clawback” policy that applies to both short- and long-term incentive awards made to our executive officers. Under our policy, the Company may recover or forfeit previously paid or awarded incentive compensation if the Compensation Committee determines that such compensation was paid on the basis of materially inaccurate financial metrics or financial statements, or if such compensation is attributable to actions on the part of an executive that result in, or are reasonably expected to expose the Company to, material actual or potential risk.

EXECUTIVE COMPENSATION

➢ Hedging and Pledging of Company Stock

Our directors and officers are prohibited from hedging the value of our stock pursuant to a formal policy that bars the purchase and sale of puts, calls, options, or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, our officers and directors are not allowed to pledge Company stock as collateral or acquire Company stock on margin. Certain pledging transactions entered into prior to the adoption of this policy in 2016 were grandfathered under the policy for the duration of the pledge obligation only.

➢ Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis, to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

To the greatest extent possible, it is our intent to structure our compensation programs in a tax-efficient manner. As currently structured and approved, our incentive programs meet the requirements of performance-based pay pursuant to the Internal Revenue Code Section 162(m). Our long-term incentive program is structured as an “umbrella” plan that enables the Company to grant awards that may qualify as “performance-based” compensation under Internal Revenue Code Section 162(m). The umbrella plan establishes a ceiling on the maximum award an executive may receive, while actual awards are determined by reference to performance metrics selected by the Committee for evaluation over the designated performance period. However, the Compensation Committee also has discretion to provide our executives with non-deductible forms of compensation.

➢ Equity Compensation Grant and Award Practices

Our named executive officers are typically considered for equity compensation awards only in connection with our long-term incentive compensation program. The awards are generally made in March of each year based on the Compensation Committee’s evaluation of the Company’s performance relative to the financial performance objectives established for the prior year. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment, or a change in position or responsibility. As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates. Similarly, the Company has never timed the release of material non-public information with the purpose or intent of affecting the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings releases or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to the timing of disclosure. The Company has not granted stock options in recent years.

II. COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis, which is required by the rules established by the SEC, and has discussed it with management. Based on this review and the Committee’s discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Maureen E. Clancy, Chair

Dominick Ciampa

Hanif “Wally” Dahya

Michael J. Levine

EXECUTIVE COMPENSATION TABLES

III. EXECUTIVE COMPENSATION TABLES

➢ Summary Compensation Table

The following information is furnished for the Company’s principal executive officer, principal financial officer, and the next three highest compensated executive officers of the Company (together, the “named executive officers” or “NEOs”) for the 2016 fiscal year:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total Compensation ($)

Joseph R. Ficalora	2016	1,400,000	3,500,000	2,500,000	3,991,110	11,391,110
President and CEO	2015	1,400,000	4,099,991	2,575,000	4,060,305	12,135,296
	2014	1,350,000	3,899,998	2,500,000	3,484,807	11,234,805
Robert Wann	2016	1,100,000	1,720,000	1,410,000	1,632,359	5,862,359
Senior EVP and COO	2015	1,050,000	1,899,991	1,325,000	1,651.465	5,926,456
	2014	950,000	1,721,977	1,275,000	1,478,786	5,425,763
Thomas R. Cangemi	2016	850,000	1,065,000	850,000	1,088,752	3,853,752
Senior EVP and CFO	2015	825,000	1,174,991	825,000	1,148,959	3,973,950
	2014	750,000	1,099,995	775,000	1,067,221	3,692,216
James J. Carpenter	2016	775,000	970,000	785,000	957,621	3,487,621
Senior EVP and CLO	2015	750,000	1,074,998	750,000	992,021	3,567,019
	2014	675,000	999,995	700,000	924,111	3,299,106
John J. Pinto	2016	575,000	720,000	585,000	676,248	2,556,248
EVP and CAO	2015	550,000	799,990	550,000	687.268	2,587.258
	2014	510,000	750,004	525,000	584,732	2,369,736

(1)	Represents an award under the Company’s performance-based, long-term incentive compensation program. In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full fair value of each award on the date of grant (March 16, 2016) as calculated in accordance with FASB ASC Topic 718. Please refer to Note 13 to the financial statements in our annual reports for the years ended December 31, 2016, 2015, and 2014 for additional discussion on the determination of these values. All 2016 awards were made in the form of restricted stock vesting in approximately equal installments over a five-year period. See “Compensation Discussion and Analysis and the Grants of Plan-Based Awards” table for additional information concerning the 2016 awards.
(2)	Represents an award for 2016 performance under the Company’s short-term incentive compensation program. See, “Compensation Discussion and Analysis and the Grants of Plan-Based Awards” table below for additional information concerning the 2016 awards.
(3)	The following table sets forth the components of the All Other Compensation column in 2016:

Executive	Dividends on Unvested Restricted Stock ($)	Tax Reimbursement Related to Restricted Stock Vesting(a) ($)	Life Insurance Imputed Income ($)	Annual ESOP Allocation(b) ($)	Total ($)

Mr. Ficalora	489,330	3,394,466	93,663	13,651	3,991,110
Mr. Wann	214,635	1,371,964	32,109	13,651	1,632,359
Mr. Cangemi	138,927	930,072	6,102	13,651	1,088,752
Mr. Carpenter	123,231	811,919	8,730	13,651	957,621
Mr. Pinto	94,577	564,535	3,485	13,651	676,248

(a)	Each named executive officer received a payment authorized by the Compensation Committee to assist the officer with tax obligations related to the vesting of restricted stock awarded in prior years under the Company’s long-term incentive program. The practice was intended to encourage each officer to maximize his retention of Company stock. The Company has eliminated tax reimbursement benefits related to equity vesting beginning with awards made in 2016 in connection with our 2016 long-term incentive program and for all subsequent programs. Accordingly, the named executive officers did not receive a tax reimbursement payment with respect to the vesting of the first installment of the grant made in March 2016. Please refer to the Compensation Discussion and Analysis for additional information.
(b)	Based on the $15.91 closing price of the Common Stock at the end of 2016.

EXECUTIVE COMPENSATION TABLES

➢ Grants of Plan-Based Awards

The following table provides information concerning the 2016 award opportunities for the named executive officers under the Company’s non-equity and equity incentive plans:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards(3) ($)
Executive	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Ficalora	438,000	1,750,000	2,625,000	700,000	2,800,000	4,200,000	3,500,000
Mr. Wann	236,000	945,000	1,418,000	328,000	1,313,000	1,969,000	1,720,000
Mr. Cangemi	144,000	578,000	866,000	206,000	825,000	1,238,000	1,065,000
Mr. Carpenter	131,000	525,000	788,000	188,000	750,000	1,125,000	970,000
Mr. Pinto	96,000	385,000	578,000	138,000	550,000	825,000	720,000

(1)	Represents 2016 award opportunity levels under the Company’s cash-based, short-term incentive program. In 2016, the named executive officers were eligible for awards at the maximum level based on the performance of the Company. Actual awards were granted as of March 29, 2017 based on the Company’s 2016 performance. See “Compensation Discussion and Analysis” for additional information on the 2016 annual incentive compensation program.
(2)	Represents award opportunity levels under the Company’s performance-based long-term incentive plan. In 2016, the named executive officers were eligible for awards at the maximum level based on the performance of the Company over the 2013-2016 performance period. See “Compensation Discussion and Analysis” for additional information on the 2016 long-term incentive program.
(3)	Represents the grant date fair value of the long-term incentive plan awards determined in accordance with FASB ASC Topic 718. The awards were granted as of March 29, 2017 in the form of restricted stock grants that will vest in approximately equal installments over a five-year vesting period.

➢ Stock Vested

The following table provides information concerning restricted stock vesting for the named executive officers during the 2016 fiscal year:

	Restricted Stock Vesting

Executive	Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Mr. Ficalora	214,506	3,444,148
Mr. Wann	90,565	1,411,882
Mr. Cangemi	62,311	972,307
Mr. Carpenter	54,422	849,241
Mr. Pinto	41,821	652,471

(1)	Represents the aggregate value realized in 2016 upon the vesting of restricted stock awarded in prior years under the Company’s long-term incentive program and based on the value of the Company’s stock on the applicable vesting dates for each award. The value realized by the executive upon vesting is also the amount realized by the executive as 2016 taxable income.

EXECUTIVE COMPENSATION TABLES

➢ Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to unvested restricted stock awards held by the named executive officers as of December 31, 2016. The market value of the reported shares is based on the $15.91 closing price of the Common Stock on December 30, 2016. As of December 31, 2016, the named executive officers did not hold any stock options.

Executive	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)
Mr. Ficalora	732,062	11,647,106
Mr. Wann	323,624	5,148,857
Mr. Cangemi	207,666	3,303,966
Mr. Carpenter	184,944	2,942,459
Mr. Pinto	141,523	2,251,631

➢ Pension Benefits

The following table provides certain information as of December 31, 2016 with respect to each pension plan that provides for payments or other benefits to the named executive officers at retirement:(1)

Executive	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)

Mr. Ficalora	Supplemental Retirement Plan	33	4,523,160
Mr. Wann	Retirement Plan	17	672,229
	Supplemental Retirement Plan	17	184,090
Mr. Cangemi	Retirement Plan	0.4	9,311
Mr. Carpenter	Retirement Plan	9	176,028
Mr. Pinto	Retirement Plan	—	—

(1)	The Company sponsors a tax-qualified defined benefit pension plan (the “Retirement Plan”) and the related Supplemental Retirement Plan, both of which were frozen as to future benefit accruals in 1999. The indicated benefit represents the present value of the executive’s accumulated benefit as of the date the plans were frozen. All amounts accrued by the Company with respect to the Plans subsequent to the freeze date reflect the effect of actuarial adjustments and neither increase the Executive’s benefit level nor do they represent an item of current compensation. Mr. Pinto did not participate in either plan. Mr. Ficalora received an in-service distribution of his Retirement Plan benefit in 2009 in accordance with applicable plan provisions.

➢ Non-Qualified Defined Contribution Plan Benefits

The following table represents the value of the executive’s account balance at December 31, 2016 under certain ESOP-related provisions of the Company’s Supplemental Executive Retirement Plan:

Executive	Value of Aggregate Balance at Last Fiscal Year-End(1) ($)

Mr. Ficalora	15,571,706
Mr. Wann	3,567,436

(1)

The plan, which was frozen as to annual allocations in 1999, credited the executive with shares of the Common Stock that could not be allocated to them directly under the Company’s ESOP as a result of applicable federal tax limitations. The frozen plan is the only non-qualified deferred compensation plan maintained by the Company for its executives. A change in control-related ESOP benefit was retained for certain officers. No annual allocations have been made since 1999. Messrs. Cangemi, Carpenter and Pinto were not employees of the Company in 1999. The value presented is based on the closing price of $15.91 for the Common Stock on December 30, 2016. The share totals reflect the cumulative effect of nine stock splits in the form of stock dividends since the

EXECUTIVE COMPENSATION TABLES

Company’s 1993 initial public offering and also include shares credited as a result of dividend reinvestment. For additional information regarding the plan, see “Potential Post-Termination Payments and Benefits” below.

➢ Potential Post-Termination Payments and Benefits

☐	Severance Under Employment Agreements

The Company has entered into employment agreements with each of the named executive officers. The agreements, which are identical in form and have been in place without modification since 2006, provide for an initial three-year term and daily extensions so that the contract term is always three years from the then-current date, unless either party provides written notice of non-renewal or termination, at which time the expiration date becomes fixed at three years from the date of notice or termination. The employment agreements also provide for the payment and annual review of base salary, the provision of employee benefits applicable to executive personnel, and eligibility to participate in incentive and stock-based compensation programs. The employment agreements allow the Company to terminate the executive’s employment for cause, as defined in, and subject to, procedures outlined in the agreements. The executive receives no further payments or benefits under his agreement following a termination for cause. Upon the executive’s voluntary termination or death, the executive or his estate would receive only his base salary and other compensation or benefits earned through the date of termination.

Under the agreements, the Company has the right to terminate the executive’s employment if he becomes disabled. Upon the executive’s termination of employment by reason of his disability, the executive’s full base salary would be continued through the date the executive begins to receive benefits under the Company’s long-term disability program. When the executive begins to receive long-term disability benefits, the Company is obligated to (i) continue paying the executive the difference between 60% of his base salary and the long-term disability benefit, and (ii) continue the executive’s employee benefits through the date the agreement would have otherwise expired. The amount shown in the tables that follow represents the undiscounted aggregate benefit of 100% base salary continuation for six months after termination by reason of disability and 60% of base salary continuation for an additional 30 months reduced by the maximum annual long-term disability payments under the Company’s disability plan ($180,000).

Each executive may also terminate employment under the agreements for good reason (i.e., under circumstances outlined in the agreement and equivalent to constructive termination), and the Company may also terminate the executive without cause. Upon termination for good reason or termination without cause, the executive receives a lump sum benefit equal to the sum of base salary and other compensation earned through the termination date, plus the executive’s pro rata share of his annual incentive compensation for the year of termination determined by reference to the highest annual aggregate annual amounts of bonuses or other cash incentive compensation paid to the executive in any of the three calendar years preceding termination of employment. The executive also becomes entitled to a lump sum payment equal to the sum of (i) three times the highest total compensation paid to the executive during the three preceding years, including bonuses, cash, and stock compensation, and other amounts reported on the executive’s Form W-2 (but excluding income realized from the exercise or disqualifying disposition of stock options); and (ii) three times the average amount contributed by or allocated to the executive under all tax-qualified benefit plans during the three preceding years. The executive also receives continued medical, dental, and life insurance benefits for a period of 36 months following termination of employment. In addition, if the executive’s termination of employment for good reason or without cause occurs on or after the effective date of a change in control, as defined in the agreement, all stock awards and stock options will accelerate and vest in full as of the executive’s termination date.

If the executive terminates employment due to disability or death within one year after the occurrence of a change in control or within one year after the commencement of preliminary steps leading to an eventual change of control, with the actual change in control taking place within two years after the executive’s termination of employment, the executive or his estate will receive the severance benefits described above, in the same manner as if the executive had terminated employment with good reason.

Section 280G of the Internal Revenue Code of 1986 provides that payments or benefits contingent upon a change in control that equal or exceed three times an executive’s “base amount” (i.e., three times average annual taxable compensation over the five taxable years preceding the change in control) are “excess parachute payments.” Under Section 4999 of the Code, an executive who receives an excess parachute payment is subject to a 20% excise tax on the amount received in excess of the base amount, and the Company is unable to deduct a corresponding amount. In the event that any payments or benefits provided to the executives are subject to the excise tax, the employment agreements provide the executives with indemnification for these excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial indemnification payment.

EXECUTIVE COMPENSATION TABLES

➢ Potential Payments Upon Termination or Change in Control Table

The following table provides information on the estimated post-termination payments and benefits available to each executive in the event of their termination of employment as of December 31, 2016 in the indicated circumstances:

	Termination Without Cause or For Good Reason ($)	Disability ($)	Code Section 4999 Indemnification(1) ($)
Joseph R. Ficalora
Cash severance	33,579,807	3,750,000	27,612,253
In-kind benefits	39,942	39,942
Robert Wann
Cash severance	15,970,179	2,850,000	10,682,398
In-kind benefits	39,942	39,942
Thomas R. Cangemi
Cash severance	11,117,676	2,100,000	6,815,380
In-kind benefits	61,110	61,110
James J. Carpenter
Cash severance	9,803,763	1,905,000	5,382,337
In-kind benefits	39,942	39,942
John J. Pinto
Cash severance	7,120,545	1,305,000	3,997,053
In-kind benefits	61,110	61,110

(1)	The tax indemnification right is triggered only in the context of the executive’s involuntary termination of employment or voluntary termination for good reason following a change in control of the Company and only if the executive’s severance payments and benefits, when aggregated with other payments and benefits made or provided in connection with the change in control, result in an excess parachute payment under Section 280G. The calculation of the indemnification payment reflected in the table above takes into account possible excess parachute payments triggered under plans or arrangements other than the employment agreements, including the accelerated vesting of restricted stock awards and other payments triggered solely by the occurrence of a change in control.

☐	Accelerated Vesting of Restricted Stock Awards

In the event of death or disability, or upon the occurrence of a change in control of the Company (as defined in our 2012 Stock Incentive Plan), all unvested shares of restricted stock held by our named executive officers would vest. However, vesting does not accelerate if, absent a change in control, the executive’s employment is terminated by the Company without cause (as defined in the executive’s employment agreement) or if the executive terminates employment voluntarily with good reason (as defined in the executive’s employment agreement). In addition, vesting does not accelerate if the executive’s employment is terminated by the Company with cause or if the executive terminates employment voluntarily without good reason. If a triggering event had occurred on December 31, 2016, the value of the unvested shares subject to acceleration would have been as follows: Mr. Ficalora ($11,647,106); Mr. Wann ($5,148,857); Mr. Cangemi ($3,303,936); Mr. Carpenter ($2,942,459); and Mr. Pinto ($2,251,621).

☐	Supplemental Change in Control ESOP Benefit

Since 1993, the Company has maintained a non-qualified supplemental executive retirement plan in connection with the ESOP to provide certain of our officers with benefits that cannot be allocated to them directly through the ESOP as a result of certain limitations under the Internal Revenue Code. The plan was frozen in 1999 with respect to annual excess benefit allocations. Messrs. Ficalora and Wann received annual excess benefit allocations under the plan from 1993 to 1999 and maintain account balances under the plan related to those allocations. See the “Non-Qualified Defined Contribution Plan Benefits” table for additional information. The plan was amended in December 2002 to add Mr. Cangemi as a participant but only with respect to the separate change-in-control provision described below. In the event of a change in control of the Company (as defined in the plan), Messrs. Ficalora, Wann, and Cangemi would be credited with the value of the allocations they would have received under the plan had it been in effect on an annual basis since 1999 (2002 for Mr. Cangemi). The change in control benefit would also be adjusted to reflect stock dividends and the reinvestment of cash dividends over the same period. Assuming a change in control had occurred at December 31, 2016, the value of the additional benefits payable under the plan are estimated to be as follows: Mr. Ficalora ($12,985,185), Mr. Wann ($2,713,578), and Mr. Cangemi ($1,080,496).

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

All persons standing for election as directors were unanimously nominated by the Nominating and Corporate Governance Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The Board of Directors currently consists of 12 members. All directors presently serve as directors of the Company, the Community Bank, and the Commercial Bank. Directors of the Company Board are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The nominees proposed for election at this year’s Annual Meeting are Dominick Ciampa, Leslie D. Dunn, Lawrence Rosano, Jr., and Robert Wann.

The Nominating and Corporate Governance Committee approved, and recommended to the Board of Directors, the director nominees standing for election at the 2017 Annual Meeting. All of the nominees proposed for election at the 2017 Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. If a nominee is not elected by the requisite vote, he must tender his resignation, and the Board of Directors, through a process managed by the Nominating and Corporate Governance Committee, will decide whether to accept the resignation. It is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned without voting instructions, will be voted “FOR” the election of each of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

DIRECTOR QUALIFICATIONS AND BUSINESS EXPERIENCE

The following provides information about each member of the Company’s Board of Directors, including their business experience, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that each should serve as a director of the Company.

Nominees:

Dominick Ciampa

Director since: 1995

Age: 83

Chairman of the Board

Committees:

Audit

Compensation

Nominating and Corp. Governance

Risk Assessment

Capital Assessment

Investment

Cyber Security

Insurance

Mortgage & Real Estate

Credit

Mr. Ciampa is the founder of, and a former Partner in, the Ciampa Organization, a Queens-based real estate development and management firm founded in 1975 which continues to be operated by other family members. Mr. Ciampa was appointed Chairman of the Board of the Company and the Banks on December 21, 2010. In addition, Mr. Ciampa served as the President of the Queens Chamber of Commerce from 1989 to 1991.

Mr. Ciampa’s combined experience with the Company, and in leading a large commercial real estate development firm with significant ownership interests in our markets, brings valuable insight to the Board in overseeing a wide range of banking and real estate matters, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

PROPOSALS TO BE VOTED ON AT THE MEETING

Leslie D. Dunn Director since: 2015 Age: 72 Committees: Audit Cyber Security Nominating and Corp. Governance Risk Assessment Other Public Company Directorships: Federal Home Loan Bank of Cincinnati

An experienced corporate law and governance professional, Ms. Dunn has been an independent director of the Federal Home Loan Bank of Cincinnati since 2007, serving not only on its Audit and Compensation Committees, but also as Governance Committee Chair. Ms. Dunn is also an independent director of E&H Family Group, Inc., an Ohio-based business that operates chains of supermarket and hardware stores. A member of the firm’s Finance Committee, she also serves as Compensation Committee Chair. Ms. Dunn’s board experience also includes over 15 years as a director of Telarc International Corporation, a Grammy Award-winning recording company.

From 1997 through 2004, Ms. Dunn was Senior Vice President of Business Development at Cole National Corporation, a New York Stock Exchange-listed specialty retailer with over 10,000 employees and 3,000 locations in Canada, Europe, and the United States. Her responsibility focused on implementation of the Company’s acquisition growth strategy. Ms. Dunn also served as Cole’s General Counsel and Secretary, overseeing the company’s in-house law department, ensuring its compliance with SEC regulations, and serving as principal corporate governance advisor to the board. Prior to joining Cole, Ms. Dunn was a partner in the Business Practice Group in the Cleveland office of Jones Day, a global law firm with more than 40 locations, and before then, was a partner in the corporate practice of Squire Sanders & Dempsey (now Squire Patton Boggs), also in Cleveland.

A graduate of Case Western Reserve University School of Law, Ms. Dunn is also an active civic leader and philanthropist in her home state of Ohio, serving as the immediate past President of the Board of the Cleveland Museum of Contemporary Art, a director and member of the Investment Committee of the David and Inez Myers Foundation, a Life Trustee and Past Chair of the Mt. Sinai Health Care Foundation, a director and member of the Executive Committee of the Jewish Federation of Cleveland, a member of the President’s Advisory Committee of Case Western Reserve University, and Co-Chair of the Northeast Ohio Chapter of Women Corporate Directors. Ms. Dunn’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

In addition, Ms. Dunn has been a member of the Advisory Board of the New York Community Bank’s Ohio Savings Bank Division since its inception in December 2009.

Lawrence Rosano, Jr. Director since: 2014 Age: 64 Committees: Nominating and Corp. Governance Risk Assessment Mortgage & Real Estate Credit

Since May 1974, Mr. Rosano has served as a principle, owner, and operator of various real estate development and management businesses in the New York metropolitan area, including Associated Development Corp. (since 1984), Associated Properties, Inc. (since 2002), and 460 Grand Street Realty LLC (since August 2013). In addition, he is currently a member of the Board of the Queens & Bronx Building Association, a regional trade group for which he formerly served as president.

Additionally, in November 2016 he was appointed a member of the Contractor & Expert Committee of the MS4 Policy Group formed by the New York City Department of Environment & Protection, the Urban Green Council, and the Real Estate Board of New York whose mission is to develop a storm water management program for the City of New York in order to make it compliant with the New York State and Federal standard for MS4 Stormwater Permitting Process.

With his extensive experience in real estate development and executive management, Mr. Rosano brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

PROPOSALS TO BE VOTED ON AT THE MEETING

Robert Wann Director since: 2007 Age: 62 Committees:

Mr. Wann has been the Senior Executive Vice President and Chief Operating Officer of the Company since 2003. Prior to his appointment as Chief Operating Officer, Mr. Wann led the Finance Division of the Company. Mr. Wann joined the Company in 1982, was named Comptroller in 1989, and was appointed Chief Financial Officer in 1991. Mr. Wann is a key member of the management team that led the Company’s conversion to stock form in 1993. Mr. Wann has played, and continues to play, a crucial role in the development and growth of the Company, including in connection with the numerous strategic business combinations it has undertaken.

With over 30 years of experience at the Company, Mr. Wann has a deep understanding and thorough knowledge of the Company, its subsidiaries, and its lines of business. Mr. Wann has consistently demonstrated his leadership abilities and his commitment to the Company through his long service in numerous roles. Mr. Wann’s extensive financial and operating experience, commitment, knowledge, and leadership make him well-suited to serve on the Board and contribute to its objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Current Directors:

Maureen E. Clancy Director since: 1999 Age: 85 Committees: Compensation (Chair) Insurance (Chair) Nominating and Corp. Governance	Mrs. Clancy is Chief Financial Officer and Owner of Clancy & Clancy Brokerage Ltd., an insurance agency. Mrs. Clancy’s experience with the Company and prior experience serving on the Boards of Roslyn Bancorp, TR Financial Corp., and Roosevelt Savings Bank, combined with her extensive experience in the insurance industry, risk management and leadership skills, knowledge of our market, and sensitivity to the economy, bring valuable insight and individual qualities to our Board in furtherance of its objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Hanif (“Wally”) Dahya

Director since: 2007

Age: 61

Committees:

Audit

Capital Assessment

Cyber Security (Chair)

Investment (Chair)

Nominating and Corp. Governance

Risk Assessment

Credit (Chair)

Other Public Company Directorships:

TerraForm Global, Inc.

TerraForm Power, Inc.

Mr. Dahya is the Chief Executive Officer of The Y Company LLC, a private investment firm that focuses on emerging-market companies in the information, communications, financial, and environmental services industries. The company also is involved in distressed assets in the emerging markets. Prior to forming The Y Company, Mr. Dahya spent 14 years on Wall Street, having started his career in investment banking at E.F. Hutton and Co., Inc. Thereafter, Mr. Dahya was Managing Director at L.F. Rothschild Co. Inc., headed the Mortgage-Backed Securities Group at UBS Securities Inc., and was a partner at Sandler O’Neill + Partners L.P. Mr. Dahya is also an independent non-executive director of Spice Digital Limited (f/k/a Cellebrum Technologies Limited), a mobile applications and internet products and services company. Most recently, Mr. Dahya was elected to serve as an independent director of TerraForm Power, Inc. and TerraForm Global, Inc., affiliated companies which own clean power generation assets for utility, commercial, and residential customers, and was appointed the Chairman of each company’s Board Audit Committee.

Mr. Dahya is a graduate of Harvard Business School and earned his undergraduate degree at Loughborough University of Technology in the United Kingdom.

With his extensive financial and risk management experience in investments, capital markets, asset and liability management, emerging markets, real estate, and bank and thrift investments, Mr. Dahya provides the Board with valuable insight on these and others matters that are beneficial to the Company in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

PROPOSALS TO BE VOTED ON AT THE MEETING

Joseph R. Ficalora Director since: 1989 Age: 70 Committees: Mortgage & Real Estate Credit

Mr. Ficalora has been President and Chief Executive Officer and a Director of the Company since its inception on July 20, 1993, and Chief Executive Officer of the Community Bank and the Commercial Bank since January 1, 1994 and December 30, 2005, respectively. On January 1, 2007, Mr. Ficalora was appointed Chairman of the Board of the Company and the Banks, a position he held until December 21, 2010. In addition, Mr. Ficalora has served as President of the Commercial Bank since its inception on December 30, 2005.

Since 1965, when he joined the Community Bank, Mr. Ficalora has held increasingly responsible positions, crossing all lines of its operations. Prior to his appointment to President and Chief Executive Officer in 1994, Mr. Ficalora had served as President and Chief Operating Officer of the Community Bank beginning in October 1989, and previously as Executive Vice President, Comptroller, and Secretary.

A graduate of Pace University with a degree in business and finance, Mr. Ficalora provides leadership to several professional banking organizations. He currently serves as Chairman of the American Bankers Council of the American Bankers Association, and as a member of the American Bankers Association Government Relations Council Administrative Committee. A director of the New York Bankers Association (NYBA) and Chairman of its Metropolitan Area Division, Mr. Ficalora also serves on the Board of Directors of the RSI Retirement Trust, and on the board of an active subsidiary of the Company, Peter B. Cannell & Co., Inc., an investment advisory firm. In addition, Mr. Ficalora serves on the boards of directors of the PSI Board of Pentegra Retirement Services, Inc., New York Hall of Science, New York Presbyterian Hospital, New York Hospital-Queens, Museum of the Moving Image, Queens Chamber of Commerce, and Flushing Cemetery, and on the Advisory Council of the Queens Museum of Art.

Mr. Ficalora is a former Vice Chairman of the Federal Home Loan Bank of New York, a former board member of the American Bankers Association, the Thrift Institutions Advisory Council of the Federal Reserve Board in Washington, and the Federal Reserve Bank of New York Thrift Institutions Advisory Panel. He is also the former Chairman of the New York State Savings Forum for Operations Audit Control and the former Chairman of the SBLI Fund. In addition, he previously served as President of the Queens Borough Public Library Foundation and as Chairman of the Board and of the Administrative Committee of the Queens Borough Public Library.

Michael J. Levine Director since: 2004 Age: 72 Committees: Audit Capital Assessment Cyber Security Nominating and Corp. Govern. (Chair) Risk Assessment (Chair) Mortgage & Real Estate Credit

Mr. Levine is both the President of Norse Realty Group, Inc. and Affiliates and a certified public accountant with the firm Levine & Schmutter. With his years of financial and managerial experience, Mr. Levine brings to the Board of Directors demonstrated management ability and fiscal responsibility at a senior level, and an extensive knowledge of our lending business, including the New York real estate market. In addition, as President of the Norse Realty Group, Inc. and Affiliates, Mr. Levine has insight into the operational requirements of a real estate company with significant assets.

As a certified public accountant, he also has valuable experience in dealing with accounting principles, financial reporting rules, and regulations; evaluating financial results; and overseeing the financial reporting processes of a corporate organization having significant assets. Finally, Mr. Levine brings valuable insight and advice both to the Board and to his role as Chairman of the Board’s Risk Assessment Committee, where his experience contributes to building strong and effective risk management. Mr. Levine has served as the Company’s Independent Presiding Director since 2014, providing valuable leadership and independence of thought in various corporate governance and other matters.

PROPOSALS TO BE VOTED ON AT THE MEETING

James J. O’Donovan Director since: 2003 Age: 74 Committees: Capital Assessment Nominating and Corp. Governance Mortgage & Real Estate (Chair) Credit

From October 31, 2003 through his retirement on January 31, 2005, Mr. O’Donovan served as Senior Executive Vice President and Chief Lending Officer of the Company and New York Community Bank, having previously held the titles of Executive Vice President from 2000 and Senior Vice President from 1987. Following his retirement, Mr. O’Donovan served as a senior lending consultant to the Company and Community Bank from February 1, 2005 until February 1, 2008.

Mr. O’Donovan’s experience as a former executive officer of the Company and as current Chairman of the Mortgage and Real Estate Committee of the Community Bank Board not only brings valuable management and leadership skills, extensive industry knowledge, and business acumen to the Board, but also significant insight in overseeing matters critical to the Company’s lending businesses. Mr. O’Donovan’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Ronald A. Rosenfeld Director since: 2011 Age: 78 Committees: Audit Cyber Security Investment Nominating and Corp. Governance Risk Assessment

Mr. Rosenfeld has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since January 1, 2012, and has served as Chairman of the Advisory Board of the Community Bank’s Ohio Savings Bank division since its establishment in December 2009. Mr. Rosenfeld also served as Chairman of the Federal Housing Finance Board from 2005 through 2008. From 2001 through 2004, he was President of the Government National Mortgage Association. In addition to serving four years as Secretary of Commerce for the State of Oklahoma, Mr. Rosenfeld previously served one year as Deputy Assistant Secretary for Corporate Finance at the U.S. Treasury Department. Before joining the Treasury Department, he spent three years at the Department of Housing and Urban Development, having served as the Deputy Assistant Secretary for Single-Family Housing, Acting Deputy Assistant Secretary for Multi-Family Housing, and General Deputy Assistant Secretary for the Office of Housing-Federal Housing Commissioner. Prior to his career in public service, Mr. Rosenfeld was an executive with the investment banking firms, Prescott, Ball & Turben, Inc. in Cleveland, Ohio, and Zappala & Company in Pittsburgh, Pennsylvania, and the president of a company that developed more than 10,000 apartment units and managed approximately 6,000 apartment units in a six-state region.

A graduate of Harvard Law School and The Wharton School, University of Pennsylvania, Mr. Rosenfeld also lends his expertise to several not-for-profit organizations in the housing, education, and cultural arenas. In addition to serving on the Housing Commission of the Bi-Partisan Policy Center, Mr. Rosenfeld is a Trustee of Howard University. With his extensive experience in housing and development, corporate finance, and investment banking, Mr. Rosenfeld brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

PROPOSALS TO BE VOTED ON AT THE MEETING

Lawrence J. Savarese Director since: 2013 Age: 60 Committees: Audit (Chair) Capital Assessment (Chair) Cyber Security Investment Nominating and Corp. Governance Risk Assessment Credit

Mr. Savarese has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since March 4, 2013. From 1978 through 2012, Mr. Savarese was with the independent public accounting firm KPMG LLP. For 19 years, he was an Audit Partner in KPMG’s Financial Services Practice, serving as partner in charge of audits of both community banks (including the Company and the Banks) and international banks with branches and agencies in the United States. During this time, Mr. Savarese served as KPMG’s representative to the New York Bankers Association and The Institute of International Bankers.

From 2008 to 2012, Mr. Savarese served as Audit Partner, Risk Management, for KPMG’s Advisory Practice, where he managed risk at KPMG and developed and applied complex risk management objectives; risk management policies for model development; advisory service protocols in connection with certain requirements of the Public Company Accounting Oversight Board; policies for internal controls over financial reporting services provided to non-audit clients; and reviewed engagement letters and management risk performance.

Prior to his retirement in 2012, Mr. Savarese was an Audit Partner in KPMG’s Global Services Centre, where he designed and developed the standardized approach for auditing banks now used by the firm’s Global Bank Practice. With his extensive experience in accounting principles, financial reporting rules and regulations, commercial banking, risk management, and corporate finance, Mr. Savarese brings valuable insight to both the Board and to his role as Chairman of the Audit Committee of the Board and as a member of the Board’s Risk Assessment Committee in overseeing a wide range of banking and financial reporting matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

John M. Tsimbinos Director since: 1999 Age: 79 Committees: Insurance Investment Nominating and Corp. Governance Mortgage & Real Estate Credit

Mr. Tsimbinos has been a member of the Boards of Directors of the Company and the Community Bank since the merger of Roslyn Bancorp, Inc. with and into the Company and of the Roslyn Savings Bank with and into the Community Bank on October 31, 2003. In addition, he has served as a member of the Board of Directors of the Commercial Bank since its establishment on December 30, 2005 and has been a member of the Atlantic Bank Divisional Board since its formation in 2006. From 1999 until the merger with the Company, Mr. Tsimbinos served as Chairman of the Board of Roslyn Bancorp and as Vice Chairman of the Board of The Roslyn Savings Bank until his retirement in July 2002.

Prior to Roslyn’s acquisition of TR Financial Corp. in February 1999, Mr. Tsimbinos was the Chairman of the Board and Chief Executive Officer of Roosevelt Savings Bank, a position he assumed in 1983. He also served as Chairman of the Board and Chief Executive Officer of TR Financial Corp. from the time of its inception in 1993. In addition to his service to the Company and the Banks, Mr. Tsimbinos served on the Board of the Federal Home Loan Bank of New York from 1989 through 1995 and as Vice Chairman of the Board for two three-year terms.

Mr. Tsimbinos holds a B.A. from the City College of New York, an M.B.A. from the Baruch School of Business and Public Administration, and is a graduate of the Program for Management Development at Harvard University. Also, Mr. Tsimbinos was a lecturer in Economics at Queens College for a number of years, teaching courses in Basic Economics, Money and Banking, and Corporate Finance. As the former Chairman of the Board and Chief Executive Officer of two bank holding companies and savings banks, Mr. Tsimbinos offers a wealth of management experience, business understanding, and knowledge of banking regulations along with a deep understanding of the role of the Board of Directors. Additionally, Mr. Tsimbinos’ prior experience as a senior executive officer of a publicly traded bank holding company has given him front-line exposure to many of the issues facing the Company as well as extensive and valuable experience in overseeing, among other matters, the Company’s banking business.

PROPOSALS TO BE VOTED ON AT THE MEETING

BUSINESS EXPERIENCE OF NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas R. Cangemi. Senior Executive Vice President and Chief Financial Officer of the Company and the Community Bank since April 5, 2005, and Senior Executive Vice President and Chief Financial Officer of the Commercial Bank since December 30, 2005; Senior Executive Vice President, Capital Markets Group of the Company and the Community Bank from October 31, 2003 to April 5, 2005; Executive Vice President, Capital Markets Group of the Company and the Community Bank from July 31, 2001 to October 31, 2003; Executive Vice President and Chief Financial Officer of Richmond County Financial Corp. and Richmond County Savings Bank from October 1997 to July 2001.

James J. Carpenter. Senior Executive Vice President and Chief Lending Officer of the Company and the Community Bank since January 1, 2006, and Senior Executive Vice President of the Commercial Bank since December 30, 2005; Executive Vice President and Chief Lending Officer of the Community Bank from February 1, 2005 to December 31, 2005; Executive Vice President and Assistant Chief Lending Officer of the Community Bank from January 1, 2003 to February 1, 2005; Senior Vice President and Mortgage Lending Officer of the Community Bank from November 30, 2000 to January 1, 2003; Senior Vice President responsible for Multi-Family and Commercial Real Estate Lending for Haven Bancorp, Inc. and CFS Bank prior to November 30, 2000.

John J. Pinto. Executive Vice President and Chief Accounting Officer of the Company and the Community Bank since April 5, 2005; Executive Vice President and Chief Accounting Officer of the Commercial Bank since December 30, 2005; First Senior Vice President and Assistant Director of the Capital Markets Group of the Community Bank from November 1, 2003 to April 5, 2005; Senior Vice President and Assistant Director of the Capital Markets Group of the Community Bank from July 31, 2001 to October 31, 2003; Senior Vice President and General Auditor of Richmond County Financial Corp. and Richmond County Savings Bank prior to July 31, 2001.

PROPOSALS TO BE VOTED ON AT THE MEETING

DIRECTORS’ COMPENSATION

Our directors perform a critical oversight role for the Company and its bank subsidiaries, in part, through their service on board committees that have been assigned specific functional responsibilities. The frequency of committee meetings is directly related to operational needs and the scope of the applicable committee charter. By way of example, directors who served on the Community Bank’s Mortgage and Real Estate Committee, which has a central oversight role in the key areas of credit management, loan review and loan administration, met 50 times in 2016. For additional information regarding the mandate of specific board committees and the frequency of meetings, see Board Committees in the Corporate Governance section of this proxy. The following table provides details of the 2016 compensation received by non-employee directors of the Company for their service on the Company Board and the boards of the Community Bank and the Commercial Bank. Directors who are also employees do not receive separate compensation for their service on the Board.

Non-Employee Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Dominick Ciampa	300,000	375,750	47,600	723,350
Maureen E. Clancy	85,000	150,300	17,680	252,980

Hanif “Wally” Dahya	164,000	225,450	27,880	417,330
Leslie D. Dunn	131,370	45,090	7,990	184,450

Michael J. Levine	351,000	225,450	29,920	606,370
James J. O’Donovan(3)	—	225,450	21,590	257,040

Lawrence Rosano, Jr.	221,000	45,090	8,024	274,114
Ronald A. Rosenfeld	122,500	45,090	6,664	174,254

Lawrence J. Savarese	285,000	225,450	25,500	535,950
John M. Tsimbinos	232,416	45,090	5,304	282,810

(1)	In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. All 2016 awards were made in the form of restricted stock vesting over a five-year period.
(2)	Reflects dividends paid on unvested restricted stock awards. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.
(3)	Upon his retirement as a senior officer of the Company in 2006, Mr. O’Donovan entered into an agreement with the Company providing for, among other things, his acceptance of certain restrictive covenants relating to his future business activities in the banking industry. This agreement provides him with an annual payment of $475,000. Mr. O’Donovan does not receive retainers or meeting fees for his services as a director of the Company or its affiliates.

Director Compensation. In 2016, non-employee directors of the Company received a quarterly retainer of $11,500 and a fee of $2,500 per Board meeting attended. Non-employee directors also received fees ranging from $500 to $2,000 for each committee meeting attended. Committee chairpersons received fees ranging from $1,000 to $10,000 per meeting. Our Chairman, Mr. Ciampa, received a quarterly retainer of $75,000. He did not receive Board or committee meeting fees. Mr. Savarese, our Audit Committee Chairman, also received a quarterly retainer of $5,000 for his service in such capacity. Additionally, members of the Mortgage and Real Estate Committee of the Community Bank Board of Directors or the Credit Committee of the Commercial Bank Board of Directors who perform inspections of properties offered as security for the respective Bank’s loans in accordance with the Community Bank’s and the Commercial Bank’s lending policies, also received a fee of $1,500 per half-day inspection and $2,000 per full-day inspection.

Director Benefits. The Company provides group-term life insurance coverage for non-employee directors of the Banks and the Company. Mr. Ciampa participates in a legacy director retirement plan that was sponsored by the Community Bank. No other directors are eligible to participate in the plan.

Director Equity Compensation. Non-employee directors also participate from time to time in the Company’s equity compensation programs. Typically, awards are made in the form of restricted stock vesting over a five-year period.

PROPOSALS TO BE VOTED ON AT THE MEETING

Compensation Committee Interlocks and Insider Participation. No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank. No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms (including interest rates and collateral) and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons. Furthermore, they must not involve more than the normal risk of repayment or present other unfavorable features. The Community Bank, from time to time, may make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing properties to entities in which a director or officer has an ownership (or, in the case of directors, a management interest), provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business; do not involve a more than normal risk of collectability, or present other unfavorable features; and are made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons.

From time to time, in accordance with written policies, the Board of Directors reviews a summary of the Company’s transactions with its directors and executive officers and with firms that employ directors, as well as any other related-person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable, and within Company policy, and should be ratified and approved. The Board of Directors also reviews any transactions reported to the Board by the Company’s Corporate Secretary that are required to be reported under SEC regulations. Additionally, in accordance with federal regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceeds the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000), and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Further, pursuant to the Company’s Code of Business Conduct and Ethics and other business standards applicable to them, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, any position or interest (financial or otherwise) which could materially conflict with an executive officer’s or director’s performance or which affects such executive officer’s or director’s independence or judgment concerning transactions between the Company, its customers, suppliers, or competitors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2016 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s Common Stock, except for one late report filed by Mr. Ciampa relating to the purchase of shares.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016 was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Banks and the Company for the year ending December 31, 2017, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders present at the Annual Meeting. If the ratification and appointment of the independent registered public accounting firm is not approved by shareholders at the Annual Meeting, the Audit Committee will consider other independent registered accounting firms.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if properly signed and dated, will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2016, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Audit Committee of the Company’s Board of Directors is composed of Messrs. Savarese, Levine, Rosenfeld, Dahya, Ciampa, and Ms. Dunn, all of whom are non-employee, independent directors, and operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements to generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm for 2016. Management has discussed with and represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301), including discussing with the Audit Committee in detail the independent registered public accounting firm’s evaluation and conclusions about significant and critical accounting policies and practices, critical accounting estimates, significant unusual transactions, and the Company’s financial reports.

In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm in 2016 were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2016 audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

PROPOSALS TO BE VOTED ON AT THE MEETING

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles, and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2017.

The Audit Committee

Lawrence J. Savarese, Chair

Michael J. Levine

Ronald A. Rosenfeld

Hanif “Wally” Dahya

Leslie D. Dunn

Dominick Ciampa

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal years 2016 and 2015, and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal years 2016 and 2015.

	Year Ended
	2016		2015

Audit Fees	$2,372,500	(1)(2)(3)	$2,272,800	(1)(2)(3)(4)
Audit-Related Fees	205,750	(5)	224,000	(5)

Tax Fees	6,021	(6)	22,798	(6)(7)
All Other Fees	1,934	(8)	1,796	(9)

(1)	Includes fees for professional services rendered in connection with the audit of the Company’s annual financial statements, the review of its financial statements included in the Company’s quarterly reports, and the Sarbanes-Oxley Section 404 attestation. (For 2016, the total fees for this category were $2,080,500, and for 2015, the total fees for this category were $1,792,800).
(2)	Includes fees for professional services rendered in connection with the audit of the Company’s and NYCB Mortgage Company, LLC’s compliance with U.S. Department of Housing and Urban Development-assisted programs, Government National Mortgage Association, and the Uniform Single Attestation Program. (For 2016, the total fees for this category were $242,000, and for 2015, the total fees for this category were $200,000).
(3)	Includes fees for professional services rendered in connection with comfort and consent letters issued in connection with the Company’s common stock offering, preliminary prospectus, and registration statement on Form S-4. (For 2016, total fees for this category were $50,000, and for 2015, total fees for this category were $310,000).
(4)	Includes fees for professional services rendered in connection with the reading of the Company’s Form S-3 related to its Dividend Reinvestment And Stock Purchase Plan and Form S-3 related to its shelf registration statement and providing consents for inclusion of the reports on the consolidated financial statements of the Company as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in the prospectuses and in the registration statements filed with the Securities and Exchange Committee on April 26, 2016.
(5)	Includes fees billed for professional services rendered in connection with audits of the Company’s stock ownership, employee benefit, and retirement plans’ financial statements and the audit of the Company’s compliance with certain provisions of FDIC acquisition agreements.

PROPOSALS TO BE VOTED ON AT THE MEETING

(6)	Includes fees for professional services rendered in connection with tax services relating to certain state and local tax matters, and tax audit support services.
(7)	Includes fees for professional services rendered with respect to discussions and research regarding the federal, state, and local tax consequences of the Company’s 2015 debt restructuring and associated related costs, and the impact of the debt restructuring on the Company’s New York City Affordable Housing Modification.
(8)	Includes fees for the KPMG Accounting Research Online renewal license for June 30, 2016 to June 30, 2017.
(9)	Includes fees for the KPMG Accounting Research Online renewal license for June 30, 2015 to June 30, 2016.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 3: REAPPROVAL OF THE PERFORMANCE MEASURES SET FORTH IN THE 2012 STOCK INCENTIVE PLAN

In order to allow for certain awards under the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) to qualify as tax deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), we are asking shareholders to reapprove the material terms of the performance goals under both of the plans. One of the requirements of “performance-based compensation” for purposes of Code Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders every five years. The last time shareholders approved the material terms of the performance goals under these plans was in 2012 when the 2012 Plan was first approved by shareholders.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that qualify as fully tax deductible performance-based compensation under the 2012 Plan. The Board is therefore recommending that shareholders reapprove, for purposes of Section 162(m) of the Code, the material terms of the performance goals in the 2012 Plan.

Shareholders are not being asked to approve any amendment to the 2012 Plan or to approve the 2012 Plan itself, but are only asked to re-approve the material terms of the performance goals for compliance with Section 162(m) of the Code.

Background. The Company’s awards under its short- and long-term incentive plans are intended to be granted in a way designed to attract and retain top talent, and to provide additional incentives to eligible employees in order to align their efforts with the company and its shareholders, including through the ownership of shares of the company. Awards may be made in the form of restricted stock, restricted stock units, performance stock units, options and stock appreciation rights. In addition, the 2012 Plan is also the vehicle through which the Company provides an annual cash incentive opportunity for key employees of the company through awards related to the achievement of certain performance criteria. The Plan is administered by the Compensation Committee, each member of which is (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent” within the meaning of the rules of the New York Stock Exchange. The 2012 Plan was effective upon approval by shareholders at the 2012 Annual Meeting and expires on the tenth anniversary of the approval date.

Performance-Based Compensation. Certain awards made under the 2012 Plan, to the extent that they are granted with appropriate performance conditions, are designed in a manner intended to qualify for the performance-based compensation exception under Code Section 162(m). In order to continue to allow awards granted under the 2012 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code, the Company is asking shareholders to re-approve the material terms of the performance goals set forth under the plan for compliance with Code Section 162(m).

Section 162(m). In general, Section 162(m) of the Code places a limit on the deductibility for federal income tax purposes of the compensation paid to a company’s Chief Executive Officer or any of its three other most highly compensated executive officers (other than its Chief Financial Officer). Under Section 162(m) of the Code, compensation paid to such persons in excess of $1 million in a taxable year is not generally tax deductible. However, compensation that qualifies as “performance-based” under Section 162(m) of the Code does not count against the $1 million limitation and is tax deductible. One of the requirements of “performance-based” compensation is that the material terms of the performance goal(s) under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals are based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2012 Plan is discussed below, and shareholder approval of this Proposal will be deemed to constitute approval of each of these aspects of the 2012 Plan for purposes of the approval requirements of Section 162(m) of the Code.

Shareholder approval of the performance goals under the 2012 Plan is only one of several requirements under Code Section 162(m) that must be satisfied for awards made under the 2012 Plan to qualify for the “performance-based” compensation exemption. Submission of the material terms of the performance goals under the 2012 Plan for shareholder approval should not be viewed as a guarantee that the Company can deduct all compensation related to awards under the 2012 Plan. Nothing in this proposal precludes the Company, the Compensation Committee or the Board of Directors, as applicable, from making any payment or granting awards under the 2012 Plan that do not qualify for tax deductibility under Section 162(m) of the Code.

Performance Goals. Performance goals under the 2012 Plan include one or more objective performance goals established by the Committee at the time a grant is made, which relate to the attainment of targets for the company, any

PROPOSALS TO BE VOTED ON AT THE MEETING

of its subsidiaries, divisions, departments, or units or any combination thereof. The criteria and objectives established by the Committee generally must be met (i) as a condition to the grant or exercisability of all or a portion of an award or (ii) as a condition to the vesting of the holder’s interest in an award.

Under the 2012 Plan, to the extent necessary for an award to be qualified as performance-based compensation under Section 162(m) of the Code, the Committee may select from among one or more of the following corporate-wide or subsidiary, division, operating unit, or individual measures: basic earnings per share; basic cash earnings per share; diluted earnings per share; operating earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; operating return on average assets; cash return on average assets; operating return on stockholders’ equity; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; operating earnings; operating income; operating efficiency ratio; net interest margin; net interest margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; net charge-offs; non-performing loans; classified loans; cash flow; capital preservation (core or risk-based); interest rate risk exposure; net portfolio value; interest rate risk sensitivity; stock price (including, but not limited to, growth measures and total shareholder return); operating expenses as a percentage of average assets; core deposits as a percentage of total deposits; net charge-off percentage; average percentage of loans past due; classified assets to total assets; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or goals relating to capital raising and capital management.

Each goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). The 2012 Plan also provides that, in the sole discretion of the Committee, but subject to Section 162(m) of the Code, the performance goals may be amended or adjusted in recognition of unusual, non-recurring, or one-time events affecting the Company, its financial statements, or changes in law or accounting principles.

Eligible Employees. Under the 2012 Plan, our officers, other employees, non-employee directors, and other service providers, such as consultants or independent contractors, are eligible to receive awards under the plan. The Plan Committee has discretion to designate awards recipients and the type and terms of awards made to such recipients.

Maximum Compensation Limits. To the extent necessary for an award to be qualified as performance-based compensation under Section 162(m) of the Code, the 2012 Plan establishes the following limits on the size of individual plan awards: (i) the maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during any fiscal year to any person is 500,000, (ii) the maximum number of shares of Common Stock with respect to which restricted stock awards or performance awards denominated in Common Stock may be granted during any fiscal year to any person is 500,000, and (iii) the maximum amount that may be payable with respect to performance awards denominated in cash granted during any fiscal year to any person is $5,000,000. The share-based award limits are subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off, or other similar change or event, or any distribution to holders of Common Stock other than a regular cash dividend.

Share Reserve. At the time the 2012 Plan was approved by shareholders in 2012, the maximum number of shares of Common Stock available for awards was 19,030,673, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off, or other similar change or event. As of April 11, 2017, 6,875,031 shares were still available for new grants under the 2012 Plan for new grants.

PROPOSALS TO BE VOTED ON AT THE MEETING

Equity Compensation Plan Information

The following table provides information regarding the Company’s equity compensation plans at December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	—	—	9,646,760

Equity compensation plans not approved by security holders	—	—	—

Total	—	—	9,646,760

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” RE-APPROVAL OF THE PERFORMANCE MEASURES

SET FORTH IN THE 2012 STOCK INCENTIVE PLAN.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 4: ADVISORY VOTE ON APPROVAL OF COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) requires that we provide our shareholders with the opportunity to express their views, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement. This vote, which is often referred to as the “say-on-pay” vote, provides shareholders with the opportunity to endorse or not endorse the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

As described in detail in the Compensation Discussion and Analysis that begins on page 19, our executive compensation program is designed to attract, retain, and motivate key executives of exceptional ability to implement our business strategies. Our compensation program reflects a balanced mix of base compensation, annual cash incentives, and long-term equity incentives. The design of the program is conservative and reflects the Company’s desire to reward superior performance while fostering a culture of sound risk management.

We believe our executive compensation program has been highly effective in aligning the interests of our executives with our shareholders over both the short- and long-term time horizon. Our executive officers receive base compensation that is competitive with their peers and reflects their considerable experience. However, consistent with our pay-for-performance philosophy, the largest share of their total compensation is provided through the opportunity to receive cash and equity incentive awards that reflect the achievement of specific corporate and strategic goals. We balance this opportunity by selecting metrics that measure our performance relative to our peers in both financial results and operational effectiveness.

We believe the success of our executive compensation program is evident in our performance. The Company has managed a difficult economic environment with greater success than our peers, relying on the strength of our executive management team to avoid the difficulties faced by many of our competitors. We believe that our core compensation philosophy, combined with our strong financial profile and consistent business model, has contributed to our success.

Your vote on this Proposal is an advisory vote, which means that the Company and the Board of Directors are not required to take any action based on the outcome of the vote. However, the Compensation Committee will seriously consider the vote of our shareholders on this Proposal when determining the nature and scope of future executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As described in Proposal 4 above, we are asking our shareholders to cast an advisory vote on the compensation we paid in 2016 to our named executive officers. This vote, which is often referred to as the “say-on-pay” vote, is required under the Dodd-Frank legislation. In this Proposal 5, we are asking shareholders to cast a non-binding advisory vote on how frequently we should seek an advisory “say-on-pay” vote. Our shareholders will have the opportunity to indicate whether the “say-on-pay” vote should occur every year, every two years, or every three years. Alternatively, shareholders may abstain from voting.

After careful consideration, your Board of Directors recommends that a shareholder advisory vote on executive compensation occur every year. The Compensation Committee and the Board of Directors recognize the importance of receiving regular input from our shareholders on important issues such as executive compensation. As such, we believe that conducting an advisory vote on our executive compensation every year to be the most appropriate choice for our shareholders.

The choice of frequency that receives the highest “FOR” vote will be considered the advisory vote of shareholders on this Proposal. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of this Proposal. A signed and dated, proxy that does not provide voting instructions will be voted for the “every year” alternative.

If a plurality of votes are cast in favor of a voting cycle other than every year, the Board will evaluate the frequency of future say-on-pay votes with due consideration to the expressed shareholder preference. However, because the vote on this Proposal is advisory, the Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory say-on-pay vote more or less frequently than the preference expressed by shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE “EVERY YEAR” OPTION

AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

NOTE: SHAREHOLDERS ARE NOT VOTING TO APPROVE

OR DISAPPROVE THIS RECOMMENDATION, BUT, RATHER,

TO EXPRESS A PREFERENCE.

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2018, a shareholder proposal must be received by the Corporate Secretary of the Company, at the address set forth on the first page of this proxy statement, no later than December 28, 2017. If such annual meeting is held on a date more than 30 days from June 6, 2017, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any such proposal will be subject to the proxy rules adopted by the SEC.

Proxy Access Nominations

Any shareholder (or group of no more than 10 shareholders) meeting the Company’s continuous ownership requirements set forth in our Bylaws who wishes to nominate a candidate or candidates for election for up to 20% of our Board and to require the Company to include such nominee(s) in our 2018 proxy statement, must submit such nomination and request by no earlier than November 25, 2017 nor later than December 28, 2017. The nomination and supporting materials must also comply with the requirements set forth in our Bylaws for inclusion of director nominees in the proxy statement.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at the direction of, the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Attendance at the Annual Meeting

If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the Annual Meeting, you will be asked to present this admission ticket and photo identification, such as a driver’s license. If you hold your Common Stock in street name, you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your Common Stock held in street name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Online Delivery of Proxy and Other Materials

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe that these rules allow us to provide our shareholders with the information they need to vote at our Annual Meeting, while also reducing the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 27, 2017, the proxy materials for the 2017 Annual Meeting (which include the 2016 Annual Report to Shareholders) have been available at the following web site: www.proxyvote.com. Shareholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Shareholders who are not eligible to vote at the Annual Meeting may find our 2016

ADDITIONAL INFORMATION

Annual Report to Shareholders and the Notice of 2017 Annual Meeting of Shareholders and Proxy Statement on the Investor Relations portion of our Company website, www.myNYCB.com.

We encourage all of our shareholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to reduce expenses and thus add to shareholder value. Other benefits of this service include:

●	Receiving shareholder communications, including the Company’s annual report to shareholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

●	Enjoying easier access to convenient online voting; and

●	Eliminating bulky paper documents from your personal files.

Householding of Proxy Statements and Annual Reports

The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report has been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Computershare Shareowner Services LLC either by phone at (866) 293-6077, online at www.computershare.com/investor, or by mail at P.O. Box 30170, College Station, Texas 77842. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a shareholder of record sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Computershare Ltd. at the number or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, accompanies this proxy statement. An additional copy will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York	R. Patrick Quinn
April 27, 2017	Executive Vice President, Chief Corporate Governance Officer, and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED

TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE VIA THE INTERNET OR BY TELEPHONE.

APPENDIX A

APPENDIX A

Discussion and Reconciliation of GAAP and non-GAAP

Financial Measures

While stockholders’ equity, return on stockholders’ equity and total assets are financial measures that are recorded in accordance with U.S. generally accepted accounting principles (“GAAP”), tangible stockholders’ equity, return on average tangible stockholders’ equity and tangible assets are not. Nevertheless, it is management’s belief that these non-GAAP measures should be disclosed to investors for the following reasons: (i) tangible stockholders’ equity is an important indication of the Company’s ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies; and (ii) returns on average tangible assets and average tangible stockholders’ equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company’s peers.

The following table provides information to reconcile to GAAP those non-GAAP financial metrics used by the Compensation Committee in the determination of awards under our short- and long-term incentive program as described in greater detail under the heading 2016 Performance Metrics in the Compensation Discussion and Analysis.

Reconciliation of GAAP and non-GAAP Financial Measures

(in thousands)	At or for the Twelve Months Ended December 31, 2016
Stockholders’ Equity	$6,123,991
Less: Goodwill	(2,436,131)
Core deposit intangibles	(208)

Tangible stockholders’ equity	$3,687,652

Total Assets	$48,926,555
Less: Goodwill	(2,436,131)
Core deposit intangibles	(208)

Tangible assets	$46,490,216

Average Stockholders’ Equity	$6,052,051
Less: Average goodwill and core deposit intangibles	(2,437,433)

Average tangible stockholders’ equity	$3,614,618

Average Assets	$49,299,601
Less: Average goodwill and core deposit intangibles	(2,437,433)

Average tangible assets	$46,862,168

Non-GAAP Net Income	$495,401
Add back: Amortization of core deposit intangibles, net of tax	1,435

Non-GAAP net income (for the purpose of calculating ROTA and ROTE)	$496,836

GAAP Measures
Return on average assets	1.00%
Return on average stockholders’ equity	8.19%
Stockholders’ equity to total assets	12.52%
Non-GAAP Measures
Return on average tangible assets	1.06%
Return on average tangible stockholders’ equity	13.75%
Tangible stockholders’ equity to tangible assets	7.93%

C/O COMPUTERSHARE

480 WASHINGTON BOULEVARD

JERSEY CITY, NJ 07310

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

If the shares you held at the record date were held through a Company benefit plan, the deadline for providing voting instructions via the Internet is 11:59 p.m. Eastern Daylight Time on May 31, 2017. For all others, the deadline for voting via the Internet is 11:59 p.m. Eastern Daylight Time on June 5, 2017. In either case, please be sure to have your proxy card in hand when you access the website, and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

You may use any touch-tone phone to vote; just be sure to have your proxy card in hand when you call, and then follow the instructions provided. Please Note: If the shares you held at the record date were held through a Company benefit plan, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on May 31, 2017. For all others, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on June 5, 2017.

VOTE BY MAIL

Please mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E29369-P87527	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK COMMUNITY BANCORP, INC.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Dominick Ciampa	☐	☐	☐
	1b. Leslie D. Dunn	☐	☐	☐
	1c. Lawrence Rosano, Jr.	☐	☐	☐
	1d. Robert Wann	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposals:
2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2017.	☐	☐	☐
3.	Reapproval of the performance measures set forth in the New York Community Bancorp, Inc. 2012 Stock Incentive Plan, which was originally approved by the Company’s shareholders in 2012.	☐	☐	☐
4.	An advisory vote to approve compensation for our executive officers disclosed in the accompanying Proxy Statement.	☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends that you vote for the 1-year option on the following proposal:		1 Year	2 Years	3 Years	Abstain

5.	To provide an advisory vote on the frequency with which the advisory vote on the executive officers’ compensation shall occur.	☐	☐	☐	☐

NOTE:	If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

ADMISSION TICKET

NEW YORK COMMUNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 6, 2017

10:00 a.m., Eastern Daylight Time

Sheraton LaGuardia East Hotel

135-20 39th Avenue

Flushing, New York 11354

You must present this admission ticket in order to gain admittance to the Annual Meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder will be asked to present valid picture identification, such as a driver’s license. Use of cameras, recording devices, and other electronic devices will not be permitted prior to, during, or after the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting and Proxy Statement and the Annual Report to Shareholders, including the 2016 Form 10-K, are available at www.proxyvote.com.

E29370-P87527

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

REVOCABLE PROXY

NEW YORK COMMUNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 6, 2017

10:00 a.m., Eastern Daylight Time

Except for those shares of Common Stock of the Company held in the plans defined below, the undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on Tuesday, June 6, 2017, at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York 11354, and at any and all adjournments thereof, as set forth on the reverse side.

If you hold shares of New York Community Bancorp, Inc. Common Stock through the New York Community Bancorp, Inc. Employee Savings Plan [“401(k) Plan”] or the New York Community Bancorp, Inc. Employee Stock Ownership Plan (collectively referred to as the “tax-qualified plans”), or you have been awarded shares of restricted stock under the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (“Stock Plan”), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the tax-qualified plans and the Stock Plan (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote the shares of Company Common Stock credited to your plan account(s) by 11:59 p.m., Eastern Daylight Time, on May 31, 2017, the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions it receives from other participants as of that date and time. All shares of Common Stock of the Company held in the Stock Plan for which timely instructions are not received will be voted by the Trustee as directed by New York Community Bancorp, Inc.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR

VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated, and signed on the reverse side)

V.1.1